UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE AES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON MONDAY, JUNE 25, 2007

May 25, 2007

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The 2007 Annual Meeting of Stockholders of The AES Corporation will be held on Monday, June 25, 2007, at 9:30 a.m. in the Rotunda Conference Room on the 9th floor of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Doors to the Annual Meeting will open at 8:30 a.m.

At the Annual Meeting, stockholders will vote on the following matters:

1.                The election of 10 members to the Board of Directors;

2.                The ratification of Deloitte & Touche LLP as the independent auditors of the Company for the year 2007; and

3.                Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 27, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

Brian A. Miller
Executive Vice President, General Counsel
and Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXY CARDS. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY TELEPHONE OR VIA THE INTERNET (SEE DIRECTIONS ON THE ENCLOSED PROXY CARD). ANY STOCKHOLDER SUBMITTING A PROXY CARD HAS THE POWER TO REVOKE THE VOTE SET FORTH IN SUCH PROXY CARD AT ANY TIME PRIOR TO THE SUBMISSION OF VOTES AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE MIDNIGHT (EDT) ON JUNE 24, 2007.

PROXY STATEMENT

May 25, 2007

The accompanying Proxy is solicited by the Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”). The Proxy is solicited for use at the 2007 Annual Meeting of Stockholders of the Company.

The Annual Meeting will commence at 9:30 a.m. on Monday, June 25, 2007. The Annual Meeting will be held in the 9th floor Rotunda Conference Room of the Company’s corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Any adjournment of the Annual Meeting will be held at the same address. Directions to the Annual Meeting are located on page 62 of this Proxy Statement.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 also is enclosed with this Proxy Statement.

This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about May 25, 2007.

Questions And Answers Regarding The Proxy Statement And Annual Meeting

WHAT IS THE RECORD DATE?

The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote. The record date for the Annual Meeting is April 27, 2007.

HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?

A stockholder may vote by marking, signing, dating and returning the enclosed Proxy Card in the enclosed prepaid envelope. Alternatively, a stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. Only stockholders registered on the books of our transfer agent may vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed Proxy Card. If a stockholder owns shares through a broker or other intermediary, voting instructions are set forth on the enclosed voting instruction card.

If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Proxies marked as abstentions, or to withhold a vote from a Nominee as in the case of Proposal 1 for election of Directors, will have the effect of a negative vote.

MAY A STOCKHOLDER CHANGE A VOTE?

Stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a stockholder must file a written notice of revocation with the Company, or deliver a duly executed Proxy bearing a later date than the original submitted Proxy, or attend the Annual Meeting and vote in person.

HOW MANY SHARES OF STOCK WERE OUTSTANDING ON THE RECORD DATE?

At the close of business on April 27, 2007, there were 667,542,916 shares of common stock outstanding. Each share of common stock is entitled to one vote.

WHAT IS A BROKER NON-VOTE?

A beneficial owner is a stockholder who has engaged a nominee, such as a broker, to hold shares for or on behalf of the beneficial owner. A broker non-vote occurs when a nominee submits a Proxy but has not received voting instructions from the beneficial owner with respect to a particular matter and the nominee does not possess or choose to exercise his/her discretionary authority to vote the shares for the particular matter. A broker non-vote will be considered as present at the Annual Meeting for purposes of establishing a quorum. A broker non-vote will not be counted as present for a vote or as a vote for or against a proposal.

WHAT CONSTITUTES A QUORUM?

Under our By-laws, a quorum is a majority of the outstanding shares of our common stock entitled to vote. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes are counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-laws is available on our website (www.aes.com).

ARE VOTING RECORDS CONFIDENTIAL?

We require vote tabulators and the inspector of the election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?

Proxies will be solicited by mail, telephone, or other means of communication. We will bear the cost of the solicitation of proxies. The Company has retained Computershare Trust Co., N.A. (“Computershare”) and Corporate Investor Communications, Inc., to assist in soliciting proxies from stockholders and we will pay a fee estimated at $8,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc. for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board submits the names of the 10 persons (“Nominees”) identified and discussed in the paragraphs below for election to the Board of Directors of the Company.

In 2006, the Board met eleven (11) times, including six (6) telephonic meetings. In accordance with the Company’s Corporate Governance Guidelines, non-management Directors meet after each in-person meeting of the Board. Non-management Directors met five (5) times in 2006 with Mr. Darman presiding as Lead Independent Director. All Directors attended at least 80% of all meetings of the Board and Committees on which they serve. Board members are expected to attend all meetings of the Board, including the Annual Meeting and meetings of the Board committees on which they serve. All of the Nominees attended the 2006 Annual Meeting of Stockholders.

Only one of the Nominees, Paul Hanrahan, is also an employee of the Company. The Board has determined that each of the Nominees, except Paul Hanrahan, is independent under existing New York Stock Exchange (“NYSE”) rules and, in the case of the members of our Financial Audit Committee, also under the independence standards for audit committee members adopted by the Securities and Exchange  Commission (the “SEC”). In making this determination, the Board considers not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or a Nominee or any member of their immediate family (or any entity of which a Director or Nominee or an immediate family member is an executive officer, general partner or significant equity holder) and AES or any of its subsidiaries or affiliates that might signal potential conflicts of interest, or that might bear on the materiality of a Director’s or a Nominee’s relationship to AES or any of it’s subsidiaries. The Board considers the issue not merely from the standpoint of the Director or Nominee, but also from that of the persons or organizations with which the Director or Nominee is affiliated.

A Nominee will be elected to serve as a Director if a majority of the votes of the shares of common stock present in person or represented by Proxy at the Annual Meeting, at which a quorum is present, are voted in favor of the Nominee. Directors are elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Richard Darman, age 64, has been a Director of AES since July 2002. He served as Vice Chairman from December 2002 until May 2003, and was elected Chairman of the Board on May 1, 2003. In addition to his service as Chairman, Mr. Darman serves as Lead Independent Director of the Board. He is a Partner and Managing Director of The Carlyle Group (“Carlyle”), one of the world’s largest private equity firms. He joined Carlyle in February 1993, after serving in the cabinet of the first Bush administration as Director of the U.S. Office of Management and Budget (from 1989 to 1993). Prior to joining the Bush cabinet, he was a Managing Director of Shearson Lehman Brothers, Deputy Secretary of the U.S. Treasury, and Assistant to the President of the United States. He graduated with honors from Harvard College in 1964 and from the Harvard Graduate School of Business Administration in 1967. He is a Trustee of the publicly traded IXIS Funds and Loomis-Sayles Funds, Trustee of the Howard Hughes Medical Institute, and is Chairman of the Board of the Smithsonian National Museum of American History. Mr. Darman chairs the Finance and Investment Committee of the Board. Mr. Darman also  serves as an ex-officio member of each other committee of the Board.

Paul Hanrahan, age 49, has been a Director of AES since June 2002. At that time he was also appointed President and Chief Executive Officer. Prior to assuming his current position, Mr. Hanrahan was the Chief Operating Officer and Executive Vice President of AES where he was responsible for business development activities and the operation of multiple electric utilities and generation facilities in Europe, Asia and Latin America. In addition, Mr. Hanrahan was previously the President and Chief Executive Officer of AES China Generating Co. Ltd., a public company formerly listed on NASDAQ. He also managed other AES businesses in the U.S., Europe and Asia. Prior to joining AES, Mr. Hanrahan served as a line officer on a fast attack nuclear submarine, USS Parche (SSN-683). Mr. Hanrahan serves on the Board of Directors of Corn Products International, Inc. He is a graduate of Harvard School of Business and the U.S. Naval Academy.

Kristina M. Johnson, age 50, has been a Director of AES since April 2004. Dr. Johnson is the chief academic and administrative officer of the Edmund T. Pratt, Jr., School of Engineering at Duke University (“Duke”). She joined Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty at the University of Colorado at Boulder, from 1985-1999 as a Professor of Electrical and Computer Engineering, and as a co-founder and Director (1993-1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center. Dr. Johnson received her BS with distinction, MS and PhD from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty patents or patents pending in this field. Dr. Johnson currently serves on the Boards of Directors of Minerals Technologies, Inc., Boston Scientific, and Nortel Networks. Dr. Johnson serves on the Compensation Committee and the Environment, Safety and Technology Committee of the Board.

John A. Koskinen, age 67, has been a Director of AES since April 2004. Mr. Koskinen is President of the United States Soccer Foundation, a position he has held since June 2004. Previously, Mr. Koskinen served as Deputy Mayor and City Administrator for the District of Columbia from 2000 to 2003. From 2001 to 2004, Mr. Koskinen served as a Director of the U.S. Soccer Foundation and served on the Foundation’s audit committee. Prior to his election as Deputy Mayor, he occupied several positions with the U.S. Government, including service from 1994 through 1997 as Deputy Director for Management, Office of Management and Budget. From 1998 to 2000, he served as Assistant to the President (President Clinton) and Chaired the President’s Council on Year 2000 Conversion. Prior to his most recent service with the U.S. Government, in 1973, Mr. Koskinen joined the Palmieri Company, which specialized in turnaround management, as Vice President and later served as President and Chief Executive Officer from 1979 through 1993. Mr. Koskinen graduated with a JD, cum laude, from Yale University School of Law and a BA, magna cum laude, in physics from Duke University where he was a member of Phi Beta Kappa. Mr. Koskinen currently serves on the Board of Directors of American Capital Strategies. Mr. Koskinen serves on the Financial Audit Committee and Chairs the Environment, Safety and Technology Committee of the Board.

Philip Lader, age 61, has been a Director of AES since April 2001. The former U.S. Ambassador to the Court of St. James’s, he is Chairman of WPP Group plc, the global advertising and communications services company which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather. A lawyer, he is also a Senior Advisor to Morgan Stanley, a Director of Lloyd’s of London, WPP Group plc, Rusal and Marathon Oil Corporations, Songbird Estates (Canary Wharf) plc, and a trustee of the RAND Corporation and the Smithsonian Museum of American History. Formerly White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration, he also was President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of universities in South Carolina and Australia. He was educated at Duke University (BA, Phi Beta Kappa, 1966), the University of Michigan (MA, 1967), Oxford University, and Harvard Law School (JD, 1972). Mr. Lader chairs the Nominating and Corporate Governance Committee and also serves on the Environment, Safety and Technology Committee of the Board.

John H. McArthur, age 73, has been a Director of AES since January 1997. He is the retired Dean of the Harvard Business School, and has been a private business consultant and active investor in various companies since prior to 1994. He is a member of the Boards of Directors of BCE Inc., Bell Canada, Bell Canada Enterprises, Cabot

Corporation,  KOC Holdings, A.S. Istanbul, Reuters Founders Share Company, London, and Telesat Canada. Mr. McArthur chairs the Financial Audit Committee and serves on the Finance and Investment Committee of the Board.

Sandra O. Moose, age 65, has been a Director of AES since April 2004. Dr. Moose is President of Strategic Advisory Services and previously was a Senior Vice President of The Boston Consulting Group (“BCG”). She joined BCG in 1968, was a Director since 1975, and a Senior Vice President through 2003. She managed BCG’s New York Office from 1988-1998 and was appointed Chair of the East Coast. Dr. Moose received her PhD and MA in economics from Harvard University and BA summa cum laude in economics from Wheaton College. Dr. Moose serves on the Boards of Directors of Verizon Communications, Rohm and Haas Company, the Alfred P. Sloan Foundation and IXIS Advisor Funds and Loomis Sayles Funds where she is Chairperson of the Board of Trustees. Dr. Moose serves on the Nominating and Corporate Governance and the Finance and Investment Committees of the Board.

Philip A. Odeen, age 71, has been a Director of AES since May 1, 2003. From October 2006 to the present, Mr. Odeen has served as Non-Executive Chairman for Avaya. He served as Non-Executive Chairman for Reynolds and Reynolds Company from July 2004 until October 2006. Mr. Odeen retired as Chairman of TRW Inc. in December 2002. Prior to joining TRW in 1997, Mr. Odeen was President and Chief Executive Officer of BDM, which TRW acquired in 1997. From 1978 to 1992, Mr. Odeen was a Senior Consulting Partner with Coopers & Lybrand and served as Vice Chairman, management consulting services, from 1991 to 1992. From 1972 to 1978, he was Vice President of the Wilson Sporting Goods Company. Mr. Odeen has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff. Mr. Odeen graduated Phi Beta Kappa with a BA in government from the University of South Dakota. He was a Fulbright Scholar to the United Kingdom and earned a master’s degree from the University of Wisconsin. He is a member of the Boards of Directors of Avaya, Convergys Corporation, and Northrop Grumman Corporation. Mr. Odeen chairs the Compensation Committee and also serves on the Finance and Investment Committee of the Board.

Charles O. Rossotti, age 66, has been a Director of AES since March 2003. Mr. Rossotti is a Senior Advisor with the Carlyle Group, one of the world’s largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service (“IRS”). Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc., where he held the position of President from 1970-1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. Mr. Rossotti graduated magna cum laude from Georgetown University and received an MBA with high distinction from Harvard Business School. Mr. Rossotti serves on the Boards of Directors of Adesso Systems Corporation, Liquid Engines, Inc., Compusearch Systems, Inc., and Merrill Lynch & Co., Inc. Mr. Rossotti serves on the Financial Audit Committee and the Compensation Committee of the Board.

Sven Sandstrom, age 65, has been a Director of AES since October 2002. He is the former Managing Director of the World Bank, retiring from the Bank in December 2001. He is a member of the Governing Council and Treasurer of the International Union for the Conservation of Nature (IUCN). He co-chairs the funding negotiations for the Global Fund to Fight AIDS, TB and Malaria. He chairs the funding negotiations for the African Development Bank. Mr. Sandstrom serves on the Financial Audit Committee and the Nominating and Corporate Governance Committee of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 10 DIRECTORS DISCUSSED ABOVE AND LISTED ON THE PROXY CARD

THE COMMITTEES OF THE BOARD

In 2006, the Board maintained five (5) standing committees. The five standing committees are the Compensation Committee, Environment, Safety and Technology Committee, Finance and Investment Committee, Financial Audit Committee, and the Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Compensation Committee, Environment, Safety and Technology Committee, Finance and Investment Committee, Financial Audit Committee, and Nominating and Corporate Governance Committee meets the standards of “independence” established by the NYSE. The Board has determined that each of the members of the Financial Audit Committee also meets the independence standards for audit committee members adopted by the SEC. A description of each Board committee is set forth or referred to in the following paragraphs.

Compensation Committee

The members of the Compensation Committee are Kristina M. Johnson, Philip A. Odeen (Chairman) and Charles O. Rossotti. Information about the Compensation Committee is contained in “Information About our Compensation Committee and Nominating and Corporate Governance Committee” beginning on page 23 of this proxy statement. The Compensation Committee operates under the Charter of the Compensation Committee adopted and approved by the Board. A copy of the Compensation Committee’s Charter appears on the Company’s web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. The Compensation Committee met six (6) times in 2006.

Environment, Safety and Technology Committee (the “EST Committee”)

The EST Committee monitors the environmental and safety compliance of the Company and its subsidiaries; reviews and approves the scope of the Company’s internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed; and reviews and considers technology developments applicable to the industry and the Company’s businesses. The members of the EST Committee are Kristina M. Johnson, John A. Koskinen (Chairman), and Philip Lader. The EST Committee operates under the Charter of the Environment, Safety and Technology Committee adopted and approved by the Board. A copy of the Charter appears on the Company’s web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. The EST Committee met four (4) times in 2006.

Finance and Investment Committee

The Finance and Investment Committee focuses on the evaluation of strategic plans, potential investments, budgets, proposed equity and/or debt offerings and is also available to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Board. The members of the Finance and Investment Committee are Richard Darman (Chairman), John H. McArthur, Sandra O. Moose and Philip A. Odeen. The Finance and Investment Committee operates under the Charter of the Finance and Investment Committee adopted and approved by the Board. A copy of the Charter appears on the Company’s web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the office of the

Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. The Finance and Investment Committee met five (5) times in 2006.

Financial Audit Committee (the “Audit Committee”)

The Board has a separately designated standing Audit Committee established in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and New York Stock Exchange Rule 303A.06. The members of the Audit Committee are John H. McArthur (Chairman), John A. Koskinen, Charles O. Rossotti, and Sven Sandstrom. The Audit Committee is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors, subject to stockholder ratification, at the Annual Meeting. The Audit Committee operates under the Charter of the Financial Audit Committee adopted and approved by the Board. A copy of the Charter appears on the Company’s web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Our Board has determined that all members of the Audit Committee are independent within the meaning of the SEC rules and under the current listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is an Audit Committee Financial Expert within the meaning of the SEC rules based on, among other things, the experience of such member described above. Finally, the Board has determined that each member of the Audit Committee is “financially literate” as required by the NYSE. The Audit Committee met eleven (11) times in 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee provides recommendations for potential nominees for election to the Board, establishes compensation for Directors, and also considers governance and social responsibility issues relating to the Board and the Company. The members of the Nominating and Corporate Governance Committee are Philip Lader (Chairman), Sandra O. Moose and Sven Sandstrom. Nominees for Director are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company. In certain instances, we use a third party to assist in identifying potential nominees. The Nominating and Corporate Governance Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Committee as nominees for election to the Company’s Board can do so by writing to the Office of the Corporate Secretary of the Company at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such stockholder nomination recommendation should provide the nominee’s name, biographical data and qualifications. Any such recommendation also must be accompanied by a written statement from the person recommended for nomination of his or her consent to be named as a nominee and, if nominated and elected, to serve as a Director. The By-laws also contain a procedure for stockholder nomination of Directors. (See “Stockholder Proposals and Nominations for Director” set forth on page 59 of this proxy statement.)

The Nominating and Corporate Governance Committee operates under the Charter of the Nominating and Corporate Governance Committee adopted and approved by the Board. A copy of the Charter appears on the

Company’s web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. The Nominating and Corporate Governance Committee met five (5) times in 2006.

Director Compensation.   The Nominating and Corporate Governance Committee periodically reviews the level and form of compensation paid to Directors, including the compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Committee considers how such compensation relates and compares to director compensation of companies of comparable size, which operate in a comparable industry and/or have equivalent complexity. The Committee’s review includes looking at both direct and indirect forms of compensation to our Directors, including any charitable contributions made by the Company to organizations with which Directors are affiliated. The Executive Vice President, General Counsel and Secretary assists the Nominating and Corporate Governance Committee with its review of our director compensation program. The General Counsel’s office conducts research on other companies’ director compensation practices and provides the Committee with a benchmarking analysis of those practices against the Company’s program. Neither the General Counsel nor the Nominating and Corporate Governance Committee retain an independent compensation consultant to assist with recommending or determining director compensation. Any changes to the director compensation program are recommended by the Nominating and Corporate Governance Committee to the Board for consideration and approval.

The Nominating and Corporate Governance Committee may form subcommittees and delegate to such subcommittees such power and authority as the Committee deems appropriate and in compliance with law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

In all areas of our business, our policies seek to maximize long-term value for our stockholders. Consistent with this philosophy, we believe that stockholders benefit from compensation policies that attract the highest caliber people and retain and motivate these individuals. The Compensation Committee is responsible for designing, reviewing and administering our executive compensation program (the “Program”). The Program is designed to achieve the following objectives:

•       link executive performance to the achievement of our financial and operational performance objectives;

•       align executive compensation with the interests of our stockholders;

•       support our business plans and company objectives; and

•       optimize our investment in labor costs by maintaining compensation arrangements that not only drive performance but are competitive and are valued by our employees, including the named executive officers.

To achieve these objectives, the Program relies on the following components of total compensation:

•       base salary;

•       cash-based, short-term incentives under our Performance Incentive Plan;

•       cash-based, medium-term incentives under our 2003 Long-Term Compensation Plan (“LTC Plan”) in the form of performance units; and

•       equity-based, long-term incentives under our LTC Plan in the form of restricted stock units and stock options.

The Compensation Committee varies the allocation among these four components of compensation so that the most senior executives in the Company, including the Chief Executive Officer, Chief Financial Officer and the three other executive officers and former executive officer named in the Summary Compensation Table on page 24 of this proxy statement (the “named executive officers”), who have the greatest influence over our performance, are awarded compensation that has a significant portion highly dependent upon Company and individual performance. The Program is also designed to ensure that compensation awards vest in a manner that rewards consistency in performance over time.

We believe that our Program, as currently structured, is consistent with the objectives of our compensation philosophy. However, our philosophy and our Program may evolve over time in response to factors such as market conditions, legal requirements or other factors, including subjective factors not currently known to us.

Targeted Compensation

The Program targets setting overall compensation for each named executive officer in the middle range of total compensation for executives holding comparable positions in both our peer group of companies (the “Peer Group”) and a broad set of similarly sized general industry and energy companies. Our Program and each of its components is benchmarked against compensation programs used by S&P 500 companies, as well as the programs of our Peer Group.

To develop the Peer Group for our 2006 compensation, our senior management generated a list of companies with whom we compete for executive talent in the energy industry. The companies in the Peer Group have executives with backgrounds relevant to our business. The list was reviewed by our outside compensation consultants, who then, based on their review of our industry, suggested changes to the Peer Group which were then discussed with our management. The Peer Group includes CMS Energy, Calpine Corporation, Duke Energy, Dynegy, Edison International, FPL Group, NRG Energy, Pacific Gas & Electric, Reliant Resources, Southern Company, and TXU Energy.

The Compensation Committee determines total compensation in the first quarter of each year based on available data. In 2006, the Compensation Committee reviewed both 2004 proxy statement data for the Peer Group as well as 2005 survey data. The Compensation Committee, with the assistance of our outside compensation consultants, made comparisons with similarly-situated executives in Peer Group companies based upon criteria such as type of position, business unit, career level, geographic region and company size. The Compensation Committee also reviewed survey data supplied by our outside compensation consultants in order to accurately reflect our competition for certain executive positions which do not necessarily require industry-specific experience (such as finance). The Program is designed to target energy industry market data for industry specific positions and the general industry survey data for functional or non-industry-specific positions, to ensure that the Company remains competitive in the markets where we compete for executive talent.

When determining total compensation for each named executive officer, the Compensation Committee reviews “tally sheets,” which demonstrate total compensation for the named executive officers. The tally sheets also review the value of long term compensation assuming different performance outcomes for the named executive officers. The Compensation Committee conducts this analysis looking forward for several years to ensure that compensation paid to the named executive officers is appropriate for these different company performance scenarios. If compensation is not appropriate, the Compensation Committee makes adjustments to the long term compensation awarded to each named executive officer at the time of grant.

Although much of this analysis is based upon market data that provides an objective basis to evaluate our compensation policies, some adjustments are made based on subjective factors such as our views about the external market place, the degree of difficulty of a particular assignment, the individual’s experience, the tenure of the individual in the role, and the individual’s future potential.

Additional information regarding the Compensation Committee’s processes and procedures in determining executive officer compensation, including the role of the Chief Executive Officer and other executive officers, is contained in “Information About our Compensation Committee and Nominating and Corporate Governance Committee” on page 23 of this proxy statement.

Allocation among Components of Compensation

After the overall targeted compensation has been established for each named executive officer, compensation is allocated among base salary and short, middle and long-term incentive compensation so that an executive’s deviation from the median of total compensation, as compared to similarly situated executives in the Peer Group, is determined by individual and company performance. If individual and company performance exceed the pre-established performance measures, executives are compensated above the median of the Peer Group. Conversely, executives are compensated below the median of the Peer Group if individual and company performance is below the pre-established performance measures. The types of information used to evaluate performance and the data used to determine competitive compensation levels are the same for our named executive officers as they are for our other executive officers.

The importance that the Program places on at-risk, performance-based compensation is shown by the allocation of the target level of overall compensation awarded to the named executive officers for 2006 among the various compensation elements of the Program. For the Chief Executive Officer, the base salary target is 10%-15%, the typical bonus target is 15%-20%, and the typical LTC target is 65%-75%. For the other named executive officers, the base salary target is 20%-25%, the typical bonus target is 15%-20%, and the typical LTC target is 55%-65%.

Compensation for AES Executives

Base Salary

The Program targets base salaries for our named executive officers generally at or below the median of the survey data provided by our compensation consultants. Base salaries reflect current practices within a named executive officer’s specific market and geographic region and among executives holding similar positions in the Peer Group. In addition to these factors, the base salary for a named executive officer could be higher or lower, depending on a number of more subjective factors, including the executive’s experience, the executive’s sustained performance, the need to retain key individuals, recognition of roles that are larger in scope or accountability than standard market position; and market/competitive differences based upon a specific location.

The base salary amounts paid to our named executive officers in 2006 are contained in the “Salary” column of the Summary Compensation Table on page 24 of this proxy statement.

Performance Incentive Plan

The Program provides named executive officers with an annual cash incentive to reward short-term individual performance. At the 2006 Annual Meeting of Stockholders, our stockholders approved The AES Corporation Performance Incentive Plan (the “Performance Incentive Plan”), which is available to our US-based employees, including the named executive officers. The Compensation Committee’s specific objectives with the Performance Incentive Plan are to promote the attainment of our significant business objectives; encourage and reward management teamwork across the Company; and assist in the attraction and retention of employees vital to our success.

The Performance Incentive Plan links annual cash incentive payments to performance based on factors that are drivers of our success — including individual, operational, safety, and financial goals — and also reflect annual incentives paid by other companies for comparable positions. Other considerations include an executive’s leadership skills, the difficulty of his or her assignments, and the prospects for retaining the named executive officer. These awards are not guaranteed.

The target annual cash incentive award for each named executive officer is assessed and approved annually and ranges from 80 to 150 percent of base salary, depending on an individual’s specific job responsibilities. The award paid in a previous year is not a factor in determining the current year award. Because the amount of the award actually paid is based on the attainment of Company and individual performance goals, the Performance Incentive Plan payment for a specific named executive officer could be zero or as much as twice the target payment. For 2006, awards for all plan participants (including the named executive officers) were based on the following performance goals:

•       40 percent on meeting cash flow targets;

•       25 percent on meeting performance improvement and cost reduction targets;

•       25 percent on achieving individual objectives; and

•       10 percent on safety performance.

If these performance goals are not fully achieved at year end, the annual awards are paid according to the percentage of the goals that were met. If threshold performance goals are not met, no payment is made. Performance goals may also be exceeded, which could make the payment under the annual award higher than the target. The Compensation Committee has the discretion to reduce the amount of any annual award if it concludes that a reduction is necessary or appropriate. The Compensation Committee cannot increase the amount of any award intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The level of achievement of each performance goal is confidential, has not been publicly disclosed, and the Compensation Committee has determined that disclosure of the levels of such goals would cause competitive harm to the Company. When the Compensation Committee set performance goals, the Compensation Committee intended for performance at target to be a challenging, but attainable, goal. The Compensation Committee also believed, at the time the performance goals were set, that performance at a level above the target was achievable but a stretch goal.

The threshold, target and maximum pay-out levels of the Performance Incentive Plan awards for each named executive officer are shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards Table on page 26 of this proxy statement.

2006 Performance Incentive Plan Awards

For 2006, Company performance on cash flow targets was above the target performance level for the Performance Incentive Plan. Specifically, 120% of the 2006 cash flow target was met.

Company performance on performance improvement and cost reductions was below the target performance level for the Performance Incentive Plan. Specifically, 90% of the 2006 performance improvement and cost reduction target was met.

Company performance on safety met the minimum threshold, but was below the target performance level for such measure. Specifically, 80% of the 2006 safety target was met.

Considering these performance results as compared to performance targets, the named executive officers (excluding Barry Sharp who was not eligible to receive a 2006 actual or target bonus) received an average bonus of 124% of the 2006 target amount, when consideration for performance of their personal objectives was measured.

For Paul Hanrahan, the CEO, the following accomplishments were considered in determining that 145% of his 2006 individual performance targets were met:

•       The commencement of construction on our 600MW Maritza Coal Fired Power Plant in Bulgaria;

•       The acquisition of Transelect, a domestic transmission development company;

•       The commencement of operations at our 121MW wind generation facility at Buffalo Gap I in Texas;

•       The commencement of construction of 233MW additional wind generation capacity at Buffalo Gap II;

•       The successful secondary equity offering of Gener Stock in Chile;

•       The trend of performance improvement since 2003;

•       The commencement of operations at our 1200MW combined cycle gas turbine facility in Cartagena, Spain; and

•       The implementation of a plan to enhance our finance capability, including significantly increased staffing and improved training.

The Performance Incentive Plan awards paid out to the named executive officers for 2006 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 24 of this proxy statement.

2003 Long-Term Compensation Plan

The AES Corporation 2003 Long-Term Compensation Plan (the “LTC Plan”) is available to all AES employees, including the named executive officers (subject to local labor laws). In 2006, approximately 1,900 AES employees in 17 countries received awards under the LTC Plan.

Cash and equity-based awards under the LTC Plan link individual compensation with long-term value creation and our stock performance. During 2006, the following factors were considered in granting long-term compensation awards to the named executive officers: (1) the level of equity-based compensation paid to executives holding comparable positions in the Peer Group, (2) individual or personal performance and future potential, and (3) Company performance. For 2006, the Program included a mix of long term incentive awards under the LTC Plan. All 2006 annual grants to named executive officers under the LTC Plan were allocated as follows:

•       50% in the form of Performance Units (“PUs”);

•       25% in the form of Restricted Stock Units (“RSUs”) (plus a risk related premium of 10% of additional RSUs); and

•       25% in the form of nonqualified Options.

The Compensation Committee has the discretion to amend the terms of any LTC plan award after it has been awarded, but not if such amendment would impair the rights of the holder of the award.

The Program is designed to strike a balance between the objectives of market value creation and underlying economic performance by allocating 50% of LTC Plan in awards which can be settled in stock (RSUs and Options) and 50% of LTC Plan awards in awards which settle in cash (PUs).

2006 LTC Awards

Paul Hanrahan’s LTC Plan grant in February 2006 recognized his long-term contribution to AES and the effectiveness of his leadership. Victoria Harker joined the Company as Chief Financial Officer in January 2006 and received her first LTC Plan award at that time. The award recognized her past experience and potential contributions to AES, and reflected the market for newly appointed chief financial officers of comparable companies. William Luraschi’s LTC Plan award recognized his ongoing contribution to AES and the Company continuity he provides in his executive position. Andres Gluski and Haresh Jaisinghani, who recently left the Company, were appointed to their executive positions at the beginning of 2006 and their LTC Plan awards reflected their promotion to their new roles and market data for new hires holding comparable positions at companies in the Peer Group.

Information regarding the amounts and values of the LTC Plan awards is contained in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 24 and 26 of this proxy statement. A description of the terms of the awards is contained in “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table”  beginning on page 27 of this proxy statement.

Performance Units (PUs)

PUs are performance-based awards that reward efficient generation of cash over a rolling three-year period. They use a cash generation metric to measure the net cash we generate by increasing revenue, reducing costs, and improving productivity, which we consider a significant source of stockholder value creation, and which directly links compensation with the performance of our business during the measurement period. The payment made, if any, under each PU depends upon the level of the PU’s cash generation metric achieved over the three year measurement period.

Since PUs have a three-year performance period, the PUs we granted in 2006 have a measurement period ending in 2008 and, if paid out, will be paid in 2009. The PU payments made for the 2004 – 2006 performance period, were made under PUs granted in 2004.

The following table illustrates possible payouts under the PUs granted in 2006 to the named executive officers, assuming these PUs fully vest. If less than 90% of the cash generation metric (the “Cash Value Added” or “CVA”) is achieved for the three year measurement period, no payments will be made under these PUs. If CVA levels are achieved at the 90% level, each PU has a value of $0.50; if CVA levels are achieved at greater than 90% and less than 100% of the CVA target, or greater than 100% and less than 120% of the CVA target, the PU payout will be determined based on a straight-line interpolation, subject to a maximum value of $2.00 per unit. There is no increase in PU payments above the maximum value per unit if the CVA level is above 120%.

VALUE OF PERFORMANCE UNITS BASED ON 2006 CASH VALUE ADDED TARGET

Name & Principal Position	Below 90% of Performance Target	Equal to 90% of Performance Target	Equal to 100% of Performance Target	Equal or greater than 120% of Performance Target
Paul Hanrahan, CEO	$0	$1,200,000 (2,400,000 units × $0.50)	$2,400,000 (2,400,000 units × $1.00)	$4,800,000 (2,400,000 units × $2.00)
Victoria Harker, EVP & CFO	$0	$281,000 (562,500 units × $0.50)	$562,500 (562,500 units × $1.00)	$1,125,000 (562,500 units × $2.00)
William R. Luraschi, EVP	$0	$375,000 (750,000 units × $0.50)	$750,000 (750,000 units × $1.00)	$1,500,000 (750,000 units × $2.00)
Andres R. Gluski, EVP and COO	$0	$318,750 (637,500 units × $0.50)	$637,500 (637,500 units × $1.00)	$1,275,000 (637,500 units × $2.00)
Haresh Jaisinghani, EVP	$0	$325,000 (650,000 units × $0.50)	$650,000 (650,000 units × $1.00)	$1,300,000 (650,000 units × $2.00)

Although the targeted CVA during the specific three year performance period is determined at the time the PU is granted, pre-established adjustments may be made to the CVA target based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary. In addition, an external financial consultant is engaged at the end of each year to assist management and the Compensation Committee in calculating CVA. The target level of CVA for the PUs granted in 2006 is confidential, has not been publicly disclosed, and the Compensation Committee has determined that disclosure of its target level would cause competitive harm to the Company. At the time the Compensation Committee established the 2006 PU awards, the Compensation Committee intended for performance at the target level to be a challenging, but attainable, goal. It is our policy to grant PUs during the first quarter of each year at the Compensation Committee’s first regularly scheduled meeting for the year. We may also grant PUs to an executive officer at the time he or she is hired or promoted to his or her position of an executive officer.

Payout of PU Awards Granted in 2004

The PUs granted in 2004 reached maturity at the end of 2006 and vested PUs were paid to participants in March 2007. The payout was based on our performance during the three-year period of 2004-2006. During that period, the Company’s performance against its CVA target was above the predetermined target. Therefore, payout of these units was at $1.1076 per unit, slightly above the initial value of 1.00 per unit.

The payment of the 2004 PU awards is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 24  of this proxy statement.

Restricted Stock Units (RSUs)

A restricted stock unit represents the right to receive a single share of AES common stock or cash of equivalent fair market value. The RSUs granted to the named executive officers in 2006 will vest in equal installments over a three year period commencing on the first anniversary of the grant date if: (i) the executive continues to be employed by AES on each such date; and (ii) (A) the total stockholder return (“TSR”) of AES, measured by the appreciation in stock price and dividends paid, exceeds the TSR of the S&P 500 Index for the three-year vesting period, or (B) the TSR of AES is positive, the S&P 500 Index is positive, and the TSR of AES is within 5 percent of the TSR of the S&P 500 Index (subject to the Compensation Committee’s discretion to choose that the RSUs should not vest in such circumstance). Once RSUs vest, a named executive officer must continue to hold the RSUs for an additional two years before the named executive officer receives stock or cash for the RSUs.

It is our policy to grant RSUs during the first quarter of each year at the Compensation Committee’s first regularly scheduled meeting for the year. We may also grant RSUs to an executive officer at the time he or she is hired or promoted to his or her position as an executive officer.

Payout of 2004 RSU Awards

The first grant of RSU awards under the LTC Plan vested at the end of 2006 as our TSR exceeded the TSR of the S&P 500 over the 2004-2006 measurement period. Our TSR was 133%, while the TSR of the S&P 500 Index was 28%. Payout of these RSUs will be made as soon as administratively practicable in 2009.

Vesting of the 2004 RSU awards is reflected in the Option Exercises and Stock Vested table on page 33 of this proxy statement and additional information regarding the awards is set forth in the Nonqualified Deferred Compensation Table (and its accompanying narrative) beginning on page 34 of this proxy statement.

Stock Options

An Option represents an individual’s right to purchase shares of AES common stock at a fixed exercise price after the option vests. An Option only has value if our stock price exceeds the exercise price of the stock option after it vests. Options vest in equal installments over a three year period commencing on the first anniversary of the date the Option is granted, provided that the named executive officer continues to be employed by AES on such date. Options may also be used in specific cases, such as in recruiting an executive and to attract high caliber people. For example, on January 23, 2006, the Board provided our Chief Financial Officer with a sign-on LTC Plan Option grant. The grant was valued using the closing market price of our stock on January 23, 2006.

It is our policy to grant Options to our executive officers during the first quarter of each year at the Compensation Committee’s first regularly scheduled meeting for the year. We may also grant Options to an executive officer at the time he or she is hired or promoted to his or her position as an executive officer. It is our policy to grant Options to our executive officers at an exercise price equal to the fair market value of our common stock (e.g., the closing price) on the day of the Board meeting at which the recommendation of the Compensation Committee are approved. In the case of Options granted at the time of hire or promotion, it is our policy to grant them at an exercise price equal to the fair market value on the grant date. All Options granted to our named executive officers in 2006 adhered to these policies.

In connection with an internal accounting review of share-based long term compensation, we reviewed our historical practices with respect to the award of share-based long term compensation and determined that not all of our past awards to our executive officers complied with these policies. The review determined that with respect to annual grants made in the 1999 to 2001 period, the exercise price was based on the lowest prices during the four day period during which the Compensation Committee meetings were held.

In 2003, AES became an early adopter of Financial Accounting Standards No. 123, which requires that companies account for the cost of Options. Historically, AES used Black-Scholes to determine the value of stock options. In 2006, the Board determined that a forward looking market approach is the most appropriate method for determining the volatility used in the Black Scholes calculation. The Company now accounts for share-based compensation under Financial Accounting Standards No. 123R.

Perquisites and Other Benefits

Consistent with the Program’s objectives, the named executive officers are eligible to participate in company-sponsored health and welfare benefit and retirement programs to the same extent as other non union U.S. employees, other than the Restoration Supplemental Retirement Plan. The Restoration Supplemental Retirement Plan provides supplemental retirement benefits to our eligible named executive officers and other AES individuals to make up for the fact that participant and company contributions under our 401(k) retirement plan are limited due to restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The Program generally does not rely on perquisites to achieve its objectives. However, we have a corporate apartment near our Arlington, Virginia  headquarters, which is available to certain AES employees. In addition, our Chief Executive Officer is entitled to use a driver and company vehicle. Each perquisite is treated as taxable income to the beneficiaries.

Information regarding the value of the perquisites AES provided to its named executive officers in 2006 is contained in the “All Other Compensation” column of the Summary Compensation Table on page 24 of this proxy statement. Additional information regarding the Restoration Supplemental Retirement Plan is contained in “Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table” beginning on page 36 of this proxy statement.

Severance and Change in Control Arrangements

Under the Program, reasonable “change in control” and severance benefits are provided to our named executive officers and certain other employees. In the case of our named executive officers, the Compensation Committee believes these benefits reflect the competitive marketplace for executive talent and are in line with similar arrangements of companies with executives in comparable positions. Our change in control and severance benefit arrangements with the named executive officers and certain other employees recognize that our employees have built AES into the successful enterprise it is today.

The purpose of these change in control arrangements is to:

•       ensure that the actions and recommendations of our senior management with respect to a possible or actual change in control are in the best interests of AES and its stockholders, and are not influenced by their own personal interests concerning their continued employment status after the change in control; and

•       reduce the distraction regarding the impact of an actual or potential change in control on the personal situation of the named executive officers and other employees.

The Board, upon the recommendation of the Compensation Committee, approved employment agreements with our Chief Executive Officer and Chief Financial Officer and, in 2006, adopted a new Severance Plan, which defined the severance benefits for our US-based, non-union employees who have completed one year of service. Since they have employment agreements, Mr. Hanrahan and Ms. Harker do not participate in the Severance Plan. Additionally, the PU, RSU and Option award agreements also contain change in control provisions.

More detailed information about the employment agreements, Severance Plan and award agreements is contained in “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 27 of this proxy statement and “Potential Payments Upon Termination and Change in Control” beginning on page 38 of this proxy statement.

Employment Agreements

For competitive reasons, the Compensation Committee determined that the Chief Executive Officer and Chief Financial Officer should have employment agreements. Each of these agreements is in line with the Program’s compensation guidelines. The agreements provide, among other matters, that if we terminate an executive’s employment without “cause” or the executive terminates his employment for “good reason,” the executive will be entitled to the sum of his or her annual base salary and target bonus for the year of employment termination multiplied by a factor (of two, in the case of our Chief Executive Officer, and of one, in the case of our Chief Financial Officer). If we terminate an executive’s employment without cause or the executive terminates for good reason within two years following a change in control, the executive will receive, among other payments and benefits, the sum of annual base salary and target bonus for the year of employment termination multiplied by a factor (of three, in the case of our Chief Executive Officer and of two, in the case of our Chief Financial Officer). To protect our business interests, each of the agreements further provides that AES will not be required to make any payments under those circumstances until the executive executes a release of claims against AES. The definitions of “cause”, “good reason” and “change in control” are contained in “Potential Payments upon Termination or a Change in Control” beginning on page 38 of this proxy statement.

Additionally, the employment agreements contain confidentiality, and two-year non-competition and non-solicitation provisions to protect our business interests by preventing these executives from disrupting our business, by competing, soliciting our employees or customers, or disparaging AES during employment and post-employment.

Severance Plan

The Severance Plan provides the named executive officers (other than our Chief Executive Officer and Chief Financial Officer) and other eligible employees with payments and benefits, including certain tax reimbursements and gross up benefits, in the event their employment is involuntarily terminated under certain circumstances. In such cases, participants in the Severance Plan are entitled to, among other payments and benefits, one year’s annual base salary plus the target bonus for the year of employment termination. An action by AES is required for a person to be involuntarily terminated under the plan. Additionally, participating named executive officers are entitled to severance benefits in the event of a change in control if they are not offered continued employment in similar positions following a change in control. To protect our business interests, the Severance Plan further provides that no payments or benefits will be made thereunder until the terminated employee executes a written release of claims against us. At our discretion, such release may also contain such non-competition, non-solicitation and non-disclosure provisions as we may consider necessary or appropriate.

Vesting of Awards Upon Change in Control

Consistent with the stockholder-approved LTC Plan, the Compensation Committee determined to include change in control provisions in each of the PU, RSU and Option award agreements. Upon a “change in control,” the unvested portion of the PUs, RSUs, and Options will vest. The purpose of this accelerated vesting is to ensure that we retain our key executives prior to and up to the change in control.

Tax Deductibility of Pay

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. In certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to AES for such compensation.

The tax objectives and policies described below are subject to change by the Compensation Committee, generally or in specific instances.

Section 409A

Participation in, and compensation paid under, our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the Code on AES’s plans, arrangements and agreements. Generally, to the extent that our plans, arrangements and agreements fail to meet certain requirements under Section 409A of the Code, compensation earned thereunder may be subject to immediate taxation and tax penalties. We intend our plans, arrangements and agreements to be structured and administered in a manner that complies with Section 409A of the Code.

Section 162(m)

With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and four next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. While the Compensation Committee considers the tax impact of any compensation arrangement, the Compensation Committee evaluates such impact in light of overall compensation objectives of the Program. Accordingly, the Compensation Committee may approve non-deductible compensation if the Compensation Committee believes it is in the best interests of our stockholders. Additionally, if any provision of a plan or award that is intended to be performance-based under Section 162(m) of the Code, is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

Change in Control Tax Gross-Up

If a change in control of AES causes compensation, including performance-based compensation such as Performance Incentive Plan or LTC Plan awards, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G of the Code, AES can be denied a deduction for excess parachute payments. The employment agreements with our Chief Executive Officer and Chief Financial Officer and our Severance Plan provide that, if it is determined that any payment or distribution by AES to or for the executive’s benefit would constitute an “excess parachute payment,” AES will pay to the disqualified person a gross-up payment, so that the net amount retained by the disqualified person, after deduction of any excise tax imposed under Section 4999 of the Code and other taxes, will be equal to the payments or distribution we were required to make. Gross-up payments will not be deductible by AES. We included these gross-up provisions in each of the employment agreements and in the Severance Plan after a review of market practices.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with AES’s management and, based on this review and discussion, recommended to the Board that it be included in AES’s proxy statement and incorporated by reference into AES’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Compensation Committee of the Board of Directors

Philip A. Odeen, Chair
Kristina M. Johnson
Charles O. Rossotti

Information About our Compensation Committee and Nominating and Corporate Governance Committee

The Compensation Committee consists of three (3) members of the Board who are “Non-Employee Directors” as defined under Rule 16b-3 of the Exchange Act. The members of the Compensation Committee are Kristina M. Johnson, Philip A. Odeen (Chairman), and Charles O. Rossotti. The Board has determined that each member of the Compensation Committee meets the standards of independence established by the NYSE.

The Compensation Committee’s principal responsibility is to design and administer AES’s executive compensation program in order to attract and retain outstanding people. The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, restricted stock units, performance units, retirement and other compensation for our officers and for such other employees as the Board may designate. The Compensation Committee also evaluates the performance of our executive officers, including the Chief Executive Officer.

At the commencement of each year, AES’s executive officers prepare a list of their position specific goals and objectives for the upcoming year which, in the case of all executive officers (other than our Chief Executive Officer), are submitted to the Chief Executive Officer for his review and comment. In the case of our Chief Executive Officer, he submits his goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the Chief Executive Officer performs an assessment of each executive officer’s performance against their stated goals and, in the case of our Chief Executive Officer, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our Chief Executive Officer’s performance, the Compensation Committee, together with the non-executive Chairman of the Board, prepares the initial evaluation and compensation recommendation for the Chief Executive Officer’s compensation, which the Board considers when it determines his compensation. The Compensation Committee reviews and discusses initial evaluations submitted by the Chief Executive Officer on the other named executive officers and then recommends approval to the Board of their respective compensation arrangements.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’s compensation and benefit programs if it believes that such programs are not consistent with Company compensation goals. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the Chief Executive Officer, subject to review by the Compensation Committee and the Board, the power to set compensation for non-executive officers. Under the LTC Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our Chief Executive Officer to make equity grants to non-executive officers in compliance with law. In 2006, our Chief Executive Officer made grants of options to purchase 61,397 shares, in the aggregate, to such employees.

The Compensation Committee in conjunction with management regularly retains independent consultants to assist in the development of the information and analytical tools necessary for the conduct of the Committee’s business. These consultants help the committee determine the Peer Group and provide compensation information about those companies. They also review the competitiveness of the Program, provide information on emerging compensation practices, ensure compliance with compensation laws and verify the processes used to determine the value of our long-term compensation. Towers Perrin is the principal firm retained by our management for these purposes.

The Compensation Committee has instructed the Executive Vice President of Business Excellence to provide information to the Committee required for developing compensation programs and determining executive compensation. The Committee may meet with the external consultants at any time; the Executive Vice President of Business Excellence directly interfaces with our external consultants in the preparation of the background material for the committee. In 2006, Towers Perrin provided market data that supported the implementation of the AES Corporation Severance Policy. Towers Perrin met directly with the Committee, and provided it with benchmark information on the “tally sheets” of the named executive officers, as well as our overall compensation programs.

The compensation of our Directors is established by the Nominating and Corporate Governance Committee. See “The Committees of the Board – Nominating and Corporate Governance Committee” on page 9 of this proxy statement for a description of our Nominating and Corporate Governance Committee’s processes and procedures in determining director compensation.

Summary Compensation Table (2006)

The following Summary Compensation Table contains information concerning the compensation we provided in 2006 to Paul T. Hanrahan, our principal executive officer, Victoria Harker, our principal financial officer, our next three most highly compensated executive officers for 2006 and our former principal financial officer who left his executive position prior to the end of 2006 (collectively, our “named executive officers”).

Name & Principal Position	Year	Salary ($)(2)	Bonus ($)*	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(6)*	All Other Compensation ($)(7)	Total ($)
Paul Hanrahan, CEO	2006	$897,667		$1,084,746	$936,120	$4,049,800		$228,228	$7,196,561
Victoria Harker, EVP & CFO	2006	$481,250		$60,739	$43,827	$532,000			$1,106,429
William R. Luraschi, EVP	2006	$472,500		$672,838	$306,067	$1,462,900		$90,000	$3,004,305
Andres R. Gluski, EVP &	2006	$441,667		$178,998	$162,741	$958,580		$47,458	$1,789,444
COO
Haresh Jaisinghani, EVP	2006	$423,333		$167,974	$153,886	$942,676		$63,033	$1,550,902
Barry J. Sharp, Former EVP	2006	$267,502		$341,457	$266,971	$1,010,685		$94,117	$1,980,732
and CFO (1)

*  Column left blank intentionally

NOTES:

(1)             Mr. Sharp served as an Executive Vice President and our Chief Financial Officer until January 20, 2006. On January 23, 2006, Ms. Harker was appointed as our Chief Financial Officer. After stepping down as Chief Financial Officer, Mr. Sharp has continued as a part-time employee of AES and reports to our current Chief Financial Officer. AES determined that Mr. Sharp’s experience and knowledge would be beneficial during a period of transition.

(2)             The base salary earned by each executive during fiscal year 2006.

(3)             These amounts relate to Restricted Stock Units (RSUs) granted in 2006 and prior years. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the evaluation may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K for the year ended December 31, 2006 (“AES’s Form 10-K”).

(4)              These amounts relate to Options granted in 2006 and prior years. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the evaluation may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in AES’s Form 10-K.

(5)             The value of all non-equity incentive plan awards earned during the 2006 fiscal year and paid during the first quarter of 2007, which includes awards earned under our Performance Incentive Plan (our annual incentive plan) and awards earned for the three year performance period ending December 31, 2006 for our cash-based, Performance Units (PUs) granted under our LTC Plan. The following chart shows the breakdown of awards under these two plans for each executive.

Name	2006 Annual Incentive Plan Award	2004-2006 Performance
Paul Hanrahan, CEO	$1,557,700	$2,492,100
Victoria Harker, EVP & CFO	$532,000	$0
William R. Luraschi, EVP	$632,200	$832,700
Andres R. Gluski, EVP & COO	$626,300	$332,280
Haresh Jaisinghani, EVP	$454,700	$281,976
Barry J. Sharp, Former EVP and CFO	$0	$1,010,685

(6)             We do not have a defined-benefit pension plan. Although our executives are eligible to participate in nonqualified deferred compensation plans, we do not provide any above-market and/or preferential earnings on deferred compensation. Therefore, no amounts are reportable in this Column. Aggregate earnings on deferred compensation are reported in the Nonqualified Deferred Compensation Table on page 34 of this proxy statement.

(7)             We provide certain other forms of compensation including an automobile and driver perquisite for Mr. Hanrahan and Company contributions to qualified and nonqualified defined contribution retirement plans. The annual automobile and driver perquisite provided to Mr. Hanrahan had a value of $14,035 in fiscal year 2006, based on our incremental cost to provide the automobile.  Mr. Hanrahan has the use of a corporate, leased car and a driver. The incremental cost to Mr. Hanrahan’s personal use of the automobile and driver is calculated as a portion of the cost of the annual lease and drive attributable to his personal use. The following chart shows the value of our contributions to qualified and nonqualified defined contribution plans for each executive.

Name	AES Contributions to Qualified and Nonqualified Defined Contribution Plans
Paul Hanrahan, CEO	$214,193
Victoria Harker, EVP & CFO	$0
William R. Luraschi, EVP	$90,000
Andres R. Gluski, EVP & COO	$47,458
Haresh Jaisinghani, EVP	$63,033
Barry J. Sharp, Former EVP and CFO	$94,117

Grants of Plan-Based Awards (2006)

The following table contains information concerning each grant of an award we made under our plans in 2006 to the named executive officers

								All Other
								Stock	All Other		Grant
								Awards:	Option	Exercise	Date Fair
								Number	Awards:	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Number of	Price of	Stock and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold*	Target	Maximum	or Units*	Underlying	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	Options (#)	($ / Sh)	(3) ($)
Paul Hanrahan		$677,250	$1,354,500	$2,709,000
	24 Feb 2006	$1,200,000	$2,400,000	$4,800,000
	24 Feb 2006								152,672	$17.58	$1,032,063
	24 Feb 2006					75,085	75,085				$935,084
Victoria Harker		$200,000	$400,000	$800,000
	23 Jan 2006	$281,250	$562,500	$1,125,000
	23 Jan 2006								23,340	$17.62	$158,712
	23 Jan 2006					17,558	17,558				$199,235
William R. Luraschi		$249,375	$498,750	$997,500
	24 Feb 2006	$375,000	$750,000	$1,500,000
	24 Feb 2006								47,710	$17.58	$322,520
	24 Feb 2006					23,464	23,464				$292,213
Andres R. Gluski		$222,500	$445,000	$890,000
	24 Feb 2006	$318,750	$637,500	$1,275,000
	24 Feb 2006								40,553	$17.58	$274,138
	24 Feb 2006					19,945	19,945				$248,388
Haresh Jaisinghani		$215,000	$430,000	$860,000
	24 Feb 2006	$325,000	$650,000	$1,300,000
	24 Feb 2006								41,349	$17.58	$279,519
	24 Feb 2006					20,336	20,336				$253,258
Barry J. Sharp	—	—	—	—		—	—		—	—	—

*  Column left blank intentionally

NOTES:

(1)                Each named executive officer (other than Mr. Sharp) received two types of non-equity incentive plan awards in 2006: awards under the Performance Incentive Plan (our annual incentive plan) and Performance Units (PUs) awarded under our LTC Plan. The first row of data for each named executive officer shows the threshold, target and maximum award under the Performance Incentive Plan and the second row shows the threshold, target and maximum award under the awarded PUs.

For the Performance Incentive Plan, the threshold award is 50% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award was paid in the first quarter of 2007.

For the PUs granted under our LTC Plan, the threshold, target and maximum amounts represent the number of units multiplied by their value of $1.00. The threshold number is 50% of the target number of units and the maximum number is 200% of the target number of units.

(2)                Each named executive officer (other than Mr. Sharp) received Restricted Stock Units (RSUs) which vest based on two conditions, one of which is performance-based and another which is time-based. The performance-based condition is based on our total stockholder return as compared to the cumulative total return of the S&P 500 for the three year period ending December 31, 2008 (as more fully described in the “Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table”). Assuming this condition is met, the RSUs vest in three equal annual installments beginning one year from grant. There is no opportunity to earn more than the RSUs granted on February 24, 2006. If the performance-based condition is not achieved, all shares will be forfeited effective December 31, 2008.

Upon vesting, settlement of RSUs is automatically deferred for a two-year period.

(3)                The grant date fair value amounts are calculated in accordance with FAS 123R for the Restricted Stock Units (RSUs) and Options awarded in 2006 (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuations may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion &Analysis, as appropriate, contained in AES’s Form 10-K.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements

We have individual employment agreements with Mr. Hanrahan and Ms. Harker (the “Employment Agreements”). The amount set forth for each of these executives in the “Salary” column of the Summary Compensation Table was paid to him or her under the terms of his or her Employment Agreement.

Each of the Employment Agreements are scheduled to expire on December 31, 2007, but will automatically renew for an additional one year period on January 1, 2008 and on each subsequent January 1, unless either we or the executive gives a notice of non-renewal at least six (6) months prior to the renewal date. Each of the Employment Agreements provides the executive with a base salary that may be increased, but not decreased. In 2006, the base salary for Mr. Hanrahan was $903,000 and the base salary for Ms. Harker was $500,000. Under the terms of the Employment Agreements, Mr. Hanrahan also is eligible for an annual bonus with a target of 150% of his base salary and Ms. Harker is eligible for an annual bonus with a target of 80% of her base salary. The annual bonus amounts are to be paid based on achievement of corporate performance goals and/or other conditions that are established by the Compensation Committee and which are generally applicable to other senior executive officers. The Employment Agreements also provide each executive with the right to participate in all of our long-term compensation plans and employee benefit plans on a basis no less favorable than our other senior executive officers.

The Employment Agreements provide Mr. Hanrahan and Ms. Harker with the right to receive certain payments and to continue to receive certain benefits after the termination of their employment. These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change in Control” beginning on page 38 of this proxy statement.

Performance Incentive Plan

In the first quarter of 2007, we made cash payments to each of the named executive officers under the Performance Incentive Plan for performance during 2006. The amount paid to each executive is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for such executive and is identified in footnote 5 to that table.

The Performance Incentive Plan provides annual cash incentives to key employees with significant responsibility for achieving performance goals critical to our success. The target cash incentive payment for each executive and the performance goals for the payment are established on an annual basis. Each of our named executive officers has a specific cash incentive target expressed as a percentage of his or her annual base salary. The targets for our named executive officers for 2006 ranged from 70 percent to 150 percent, depending on the executive’s specific job responsibilities.

The actual cash payments made under the Performance Incentive Plan are based upon the realization of the performance goals established for the year and range from a threshold of 50 percent of the targeted cash payment to a maximum of 200 percent of that targeted cash payment. The threshold, target, and maximum cash incentive payments for 2006 performance for each of our named executive officers is contained in the “Estimated Future Payouts Under Non-Equity Incentive Plan” columns in the Grants of Plan-Based Awards Table.

After the end of each year, the Compensation Committee determines the extent to which the performance goals and any other material terms for such year have been achieved. Payments are then made on the basis of the Compensation Committee’s determination (it being our intention to make such payments on or before March 15 of such calendar year in order to qualify for the short-term deferral exception under Section 409A of the Code).

The Compensation Committee determined that the performance goals for each of the named executive officers for 2006 were satisfied and that each named executive officer was entitled to receive the targeted amount for him or her under the Performance Incentive Plan.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards table include amounts relating to Performance Units (PUs), Restricted Stock Units (RSUs), and Stock Options (Options) granted under the LTC Plan.

Performance Units

The amount reported in the “Non-Equity Plan Incentive Compensation” column of the Summary Compensation Table for each executive includes amounts paid in the first quarter of 2007 for PUs awarded in 2004. The amount paid to each executive is set forth in footnote 5 to that table. The amounts paid were based on our realization of the Cash Value Added required by the 2004 PU awards for the three year period ended December 31, 2006.

Cash Value Added is our subsidiary operating cash flow less a charge for capital used during the three year period, as determined by the Compensation Committee at the time a PU is granted. Adjustments to the Cash Value Added set forth in any PU may be made based on changes to our portfolio, such as an asset divestiture or sale of a portion of our equity interest in a subsidiary.

The PUs vest in equal installments over a three year period. The payments made with respect to PUs are based on the realization of the Cash Value Added set forth in the PU award. If the Cash Value Added is less than 90% of the performance target, no payment is made. If the Cash Value Added is 90 percent, each PU has a value of $0.50. If the Cash Value Added is greater than 90 percent and less than 100 percent, and greater than 100 percent and less than 120% of the performance target, the value of each PU is based upon straight-line interpolation, subject to a maximum value of $2.00 per PU.

During the three year period ended December 31, 2006, the Cash Value Added exceeded the target for Cash Value Added set forth in each executive’s 2004 Performance Units. As a result, the payment made to each executive was $1.1076 per unit.

The Summary Compensation Table does not include any amounts payable in the future under Performance Units awarded in years after 2004.

Restricted Stock Units

The amount reported in the “Stock Awards” column of the Summary Compensation Table for each executive is based upon the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 of Restricted Stock Units (RSUs) held by the executive, including RSUs granted in prior years.

Each RSU is awarded pursuant to the terms of a Restricted Stock Unit Award Agreement and represents the right to receive a single share of our common stock. Each RSU award vests in equal installments on each anniversary of the award over a three year period if (1) the executive continues to be employed by us on such date and (2) either (A) our total stockholder return (“TSR”) exceeds the TSR of the S&P 500 Index for the three year vesting period, or (B) our TSR is positive, the S&P 500 Index is positive, and our TSR is within five percent of the TSR of the S&P 500 Index, in each case for the three year vesting period (provided that the Compensation Committee does not exercise the discretion it has in such circumstances to prevent the RSUs from vesting). Once RSUs are vested, the executive must continue holding them for an additional two years before they are paid out. The Compensation Committee has the discretion to direct the payment of the RSUs to be paid in cash, based on the fair market value of our shares on the delivery date.

The grant date fair value of the RSUs awarded in 2006 is included in the amounts reported under the “Grant Date Fair Value of Awards” column of the Grants of Plan-Based Awards Table.

Options

The amount reported in the “Option Awards” column of the Summary Compensation Table for each executive is based upon the dollar amount recognized for financial reporting purposes for the year ended December 31, 2006 of Options held by the executive, including Options granted in prior years pursuant to our LTC Plan and prior plans.

Each Option is awarded pursuant to the terms of an option agreement and represents the right to purchase a share of our common stock at a fixed exercise price after the Option vests. Each Option vests in equal installments on each anniversary of the award over a three year period, provided the executive continues to be employed by us on that date.

Effect of Termination of Employment or Change in Control

The vesting of Performance Units, Restricted Stock Units, and Options and the ability of the named executive officers to exercise or receive payments under those awards are affected by a termination of their employment and by a change in control. These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change in Control” beginning on page 38 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End (2006)

The following table contains information concerning all unexercised options and stock awards granted to the named executive officers which have not vested and which were outstanding on December 31, 2006.

	Option Awards							Stock Awards*
Name	Number of Securities Underlying Unexercised Options (#) Excercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (day / mo / year)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Hanrahan	28,888					$17.1250	2 Feb 09	45,987	(16)	$1,013,546	148,701	(21)	$3,277,370
	19,790					$36.3150	4 Feb 10
	48,571					$55.6100	31 Jan 11
	304,823					$13.1900	25 Oct 11
	643,648					$2.8300	12 Feb 13
	87,770					$2.8300	1 May 13
	112,444	(1)	56,222	(1)		$8.9700	4 Feb 14
	32,666	(2)	65,331	(2)		$16.8100	25 Feb 15
	0		152,672	(3)		$17.5800	24 Feb 16
Victoria Harker	0		23,340	(4)		$17.6200	23 Jan 16				17,558	(22)	$386,978
William R. Luraschi	14,500					$19.5000	3 Dec 07	54,715	(17)	$1,205,919	48,003	(23)	$1,057,986
	14,666					$17.1250	2 Feb 09
	14,738					$36.3150	4 Feb 10
	12,286					$55.6100	31 Jan 11
	92,028					$13.1900	25 Oct 11
	37,481	(5)	18,741	(5)		$8.9700	4 Feb 14
	10,889	(6)	21,777	(6)		$16.8100	25 Feb 15
	0		47,710	(7)		$17.5800	24 Feb 16
Andres R. Gluski	5,000					$45.6520	30 Jun 10	6,132	(18)	$135,142	29,760	(24)	$655,910
	7,143					$55.6100	31 Jan 11
	30,696					$13.1900	25 Oct 11
	14,993	(8)	7,496	(8)		$8.9700	04 Feb 14
	4,356	(9)	8,710	(9)		$16.8100	25 Feb 15
	0		40,553	(10)		$17.5800	24 Feb 16
Haresh Jaisinghani	3,634					$36.3125	4 Feb 10	5,314	(19)	$117,121	29, 252	(25)	$644,714
	9,000					$55.6100	31 Jan 11
	13,461					$13.1900	25 Oct 11
	10,392					$2.8300	12 Feb 13
	0		6,497	(11)		$8.9700	4 Feb 14
	3,956	(12)	7,912	(12)		$16.8100	25 Feb 15
	0		41,349	(13)		$17.5800	24 Feb 16
Barry J. Sharp	27,084					$19.5000	3 Dec 07	18,650	(20)	$411,046	31,083	(26)	$685,069
	33,334					$17.1250	2 Feb 09
	37,896					$36.3150	4 Feb 10
	50,000					$55.6100	21 Jan 11
	0		22,801	(14)		$8.9700	4 Feb 14
	13,792		27,584	(15)		$16.8100	25 Feb 15

*                      Closing price on the last day of the fiscal year (December 29, 2006) was $22.04.

NOTES:

  (1)            Mr. Hanrahan was granted 168,666 options on February 4, 2004, which vest ratably over three years. As of December 31, 2006, 56,222 were unvested. All remaining 56,222 options vested on February 4, 2007.

  (2)            Mr. Hanrahan was granted 97,997 options on February 25, 2005, which vest ratably over three years. As of December 31, 2006, 65,331 were unvested of which 32,665 vested on February 25, 2007 and 32,666 will vest on February 25, 2008.

  (3)            Mr. Hanrahan was granted 152,672 options on February 24, 2006, which vest ratably over three years. As of December 31, 2006, all 152,672 options were unvested of which 50,891 vested on February 24, 2007, 50,890 will vest on February 24, 2008, and 50,891 will vest on February 24, 2009.

  (4)            Ms. Harker was granted 23,340 options on January 23, 2006, which vest ratably over three years. As of December 31, 2006, all 23,340 options were unvested of which 7,780 vested on January 23, 2007, 7,780 will vest on January 23, 2008, and 7,780 will vest on January 23, 2009.

  (5)            Mr. Luraschi was granted 56,222 options on February 4, 2004, which vest ratably over three years. As of December 31, 2006, 18,741 were unvested. All remaining 18,741 options vested on February 4, 2007.

  (6)            Mr. Luraschi was granted 32,666 options on February 25, 2005, which vest ratably over three years. As of December 31, 2006, 21,777 were unvested of which 10,888 vested on February 25, 2007 and 10,889 will vest on February 25, 2008.

  (7)            Mr. Luraschi was granted 47,710 options on February 24, 2006, which vest ratably over three years. As of December 31, 2006, all 47,710 options were unvested of which 15,904 vested on February 24, 2007, 15,903 will vest on February 24, 2008, and 15,903 will vest on February 24, 2009.

  (8)            Mr. Gluski was granted 22,489 options on February 4, 2004, which vest ratably over three years. As of December 31, 2006, 7,496 were unvested. All remaining 7,496 options vested on February 4, 2007.

  (9)           Mr. Gluski was granted 13,066 options on February 25, 2005, which vest ratably over three years. As of December 31, 2006, 8,710 were unvested of which 4,355 vested on February 25, 2007 and 4,355 will vest on February 25, 2008.

(10)          Mr. Gluski was granted 40,553 options on February 24, 2006, which vest ratably over three years. As of December 31, 2006, all 40,553 options were unvested of which 13,518 vested on February 24, 2007, 13,517 will vest on February 24, 2008, and 13,518 will vest on February 24, 2009.

(11)          Mr. Jaisinghani was granted 19,490 options on February 4, 2004, which vest ratably over three years. As of December 31, 2006, 6,497 were unvested. All remaining 6,497 options vested on February 4, 2007.

(12)          Mr. Jaisinghani was granted 11,868 options on February 25, 2005, which vest ratably over three years. As of December 31, 2006, 7,912 were unvested of which 3,956 vested on February 25, 2007 and 3,956 will vest on February 25, 2008.

(13)          Mr. Jaisinghani was granted 41,349 options on February 24, 2006, which vest ratably over three years. As of December 31, 2006, all 41,349 options were unvested of which 13,783 vested on February 24, 2007, 13,783 will vest on February 24, 2008, and 13,783 will vest on February 24, 2009.

(14)          Mr. Sharp was granted 68, 403 options on February 4, 2004, which vest ratably over three years. As of December 31, 2006, 22,801 were unvested. All remaining 22,801 option vested on February 4, 2007.

(15)          Mr. Sharp was granted 41,376 options on February 25, 2005, which vest ratably over three years. As of December 31, 2006, 27,584 were unvested of which 13,792 vested on February 25, 2007 and 13,792 will vest on February 25, 2008.

(16)          Mr. Hanrahan was granted 137,960 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Hanrahan vested in the two-thirds of the award (91,973) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (45,987) that remained unvested at December 31, 2006 became vested on February 4, 2007.

(17)          The number of shares reported in this column for Mr. Luraschi is from two separate grants.

Mr. Luraschi was granted 59,079 RSUs on May 4, 2005 in connection with his promotion to Executive Vice President for Business Development and Strategy. The grant vests ratably over three years. As of December 31, 2006, 39,386 RSUs were unvested of which 19,693 will vest on May 4, 2007 and 19,693 will vest on May 4, 2008. Mr. Luraschi was granted 45,987 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Luraschi vested in the two-thirds of the award (30,658) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (15,329) that remained unvested at December 31, 2006 became vested on February 4, 2007.

(18)          Mr. Gluski was granted 18,395 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Gluski vested in the two-thirds of the award (12,263) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (6,132) that remained unvested at December 31, 2006 became vested on February 4, 2007.

(19)          Mr. Jaisinghani was granted 15,942 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total return to shareholders for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Jaisinghani vested in the two-thirds of the award (10,628) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (5,314) that remained unvested at December 31, 2006 became vested on February 4, 2007.

(20)          Mr. Sharp was granted 55,950 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on the Company’s total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Sharp vested in two-thirds of the award (37,300) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (18,650) that remained unvested at December 31, 2006 became vested on February 4, 2007.

(21)          Mr. Hanrahan was granted 73,616 RSUs on February 25, 2005 and 75,085 RSUs on February 24, 2006. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of both the February 25, 2005 grant and the February 24, 2006 grant are unvested and therefore are included in this column.

(22)          Ms. Harker was granted 17,558 RSUs on January 23, 2006. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of the January 23, 2006 grant is unvested and therefore is included in this column.

(23)          Mr. Luraschi was granted 24,539 RSUs on February 25, 2005 and 23,464 RSUs on February 24, 2006. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of both the February 25, 2005 grant and the February 24, 2006 grant are unvested and therefore are included in this column.

(24)          Mr. Gluski was granted 9,815 RSUs on February 25, 2005 and 19,944 RSUs on February 24, 2006. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of both the February 25, 2005 grant and the February 24, 2006 grant are unvested and therefore are included in this column.

(25)          Mr. Jaisinghani was granted 8,916 RSUs on February 25, 2005 and 20,336 RSUs on February 24, 2006. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of both the February 25, 2005 grant and the February 24, 2006 grant are unvested and therefore are included in this column.

(26)          Mr. Sharp was granted 31,083 RSUs on February 25, 2005. For this award, the RSUs vest based on two conditions. The first is based on the Company’s total stockholder return for the three-year period beginning January 1 in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the entire amount of the February 25, 2005 grant are unvested and therefore are included in this column.

Option Exercises and Stock Vested (2006)

The following table contains information concerning each exercise of Options and the vesting of Restricted Stock Unit awards by the named executive officers during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Paul Hanrahan	346,668	$ 4,490,673	91,973	(1)	$ 2,027,085
Victoria Harker	—	$ —	—		$ —
William R. Luraschi	267,985	$ 3,808,811	50,351	(2)	$ 1,002,409
Andres R. Gluski	20,000	$ 140,249	12,263	(3)	$ 270,277
Haresh Jaisinghani	151,731	$ 2,110,746	10,628	(4)	$ 234,241
Barry J. Sharp	874,320	$ 9,427,340	37,300	(5)	$ 822,092

NOTES:

(1)          Mr. Hanrahan was granted 137,960 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Hanrahan vested in the two-thirds of the award (91,973) for which he had achieved the service-based vesting criteria.

(2)          The number of shares reported in this column is from two separate grants.

Mr. Luraschi was granted 59,079 RSUs on May 4, 2005 in connection with his promotion to Executive Vice President for Business Development and Strategy. The grant vests ratably over three years. On May 4, 2006, 19,693 RSUs vested.

Mr. Luraschi was granted 45,987 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Luraschi vested in the two-thirds of the award (30,658) for which he had achieved the service-based vesting criteria.

(3)          Mr. Gluski was granted 18,395 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total shareholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Gluski vested in the two-thirds of the award (12,263) for which he had achieved the service-based vesting criteria.

(4)          Mr. Jaisinghani was granted 15,942 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total shareholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Jaisinghani vested in the two-thirds of the award (10,628) for which he had achieved the service-based vesting criteria.

(5)          Mr. Sharp was granted 55,950 RSUs on February 4, 2004. The RSUs vest based on two conditions. The first is based on our total shareholder return for the three-year period ending December 31, 2006. Assuing the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2006, the performance condition was achieved and Mr. Sharp vested in two-thirds of the award (37,300) for which he had achieved the service-based vesting criteria.

Nonqualified Deferred Compensation

The following table contains information for the named executive officers for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Paul Hanrahan	$ 2,304,885	$ 184,542	$ 289,710	$ 0	$ 3,443,961
Victoria Harker	$ 0	$ 0	$ 0	$ 0	$ 0
William R. Luraschi	$ 702,102	$ 61,500	$ 81,693	$ 0	$ 1,019,951
Andres R. Gluski	$ 270,277	$ 21,583	$ 9,038	$ 0	$ 310,291
Haresh Jaisinghani	$ 260,641	$ 34,533	$ 18,622	$ 0	$ 336,286
Barry J. Sharp	$ 822,092	$ 67,600	$ 85,514	$ 0	$ 1,249,586

NOTES:

(1)          Amounts in this column represent contributions to the Restoration Supplemental Retirement Plan and the mandatory deferral of Restricted Stock Units (RSUs) that became vested on December 31, 2006. The RSUs vested based on two conditions. The first was based on our total stockholder return for the three-year period ending December 31, 2006. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2006, the total stockholder return condition was satisfied and two-thirds of the RSU grant became fully vested. The following is a breakdown of amounts reported in this column:

	Executive Contributions to Restoration Supplemental Retirement Plan	Mandatory Deferral of RSUs Vesting on December 31, 2006
Paul Hanrahan, CEO	$ 277,800	$ 2,027,085
Victoria Harker, EVP & CFO	$ 0	$ 0
William R. Luraschi, EVP	$ 26,400	$ 675,702
Andres R. Gluski, EVP & COO	$ 0	$ 270,277
Haresh Jaisinghani, EVP	$ 26,400	$ 234,241
Barry J. Sharp, Former EVP & CFO	$ 0	$ 822,092

(2)          Amounts in this column represent our contributions to the Restoration Supplemental Retirement Plan. The amount reported in this column and our additional contributions to the 401K Plan are included in the amounts reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)          Amounts in this column represent investment earnings under the Restoration Supplemental Retirement Plan and, for Mr. Hanrahan, Mr. Luraschi, and Mr. Jaisinghani, investment earnings under our Supplemental Retirement Plan. A breakdown of amounts reported in this column is as follows:

	Investment Earnings Under Restoration Supplemental Retirement Plan	Investment Earnings Under Supplemental Retirement Plan
Paul Hanrahan, CEO	$ 108,185	$ 181,525
Victoria Harker, EVP & CFO	$ 0	$ 0
William R. Luraschi, EVP	$ 33,596	$ 48,096
Andres R. Gluski, EVP & COO	$ 9,038	$ 0
Haresh Jaisinghani, EVP	$ 16,890	$ 1,733
Barry J. Sharp, Former EVP & CFO	$ 2,226	$ 83,289

(4)          Amounts in this column represent the balance of amounts in the Restoration Supplemental Retirement Plan, the Supplemental Retirement Plan and the mandatory deferral of RSUs. A breakdown of amounts reported in this column is as follows:

	Restoration Supplemental Retirement Plan Account Balance	Supplemental Retirement Plan Account Balance	Fair Market Value of Deferred RSUs
Paul Hanrahan, CEO	$ 772,625	$ 644,251	$ 2,027,085
Victoria Harker, EVP & CFO	$ 0	$ 0	$ 0
William R. Luraschi, EVP	$ 173,549	$ 170,700	$ 675,702
Andres R. Gluski, EVP & COO	$ 40,015	$ 0	$ 270,277
Haresh Jaisinghani, EVP	$ 95,896	$ 6,149	$ 234,241
Barry J. Sharp, Former EVP & CFO	$ 131,894	$ 295,600	$ 822,092

Narrative Disclosure Relating to the Nonqualified Deferred Contribution Table

The AES Corporation 2004 Restoration Supplemental Retirement Plan

Certain of our officers and key management employees, including the named executive officers, participate in The AES Corporation 2004 Restoration Supplemental Retirement Plan (the “RSRP”). The RSRP is designed primarily to provide participants with supplemental retirement benefits to make up for the fact that participant and company contributions to The AES Corporation Profit Sharing and Stock Ownership Plan (the “401K Plan”) are limited by restrictions imposed by the Code.

Under the 401K Plan, eligible employees, including executive officers, can elect to defer a portion of their compensation into the 401K Plan, subject to certain statutory limitations imposed by the Code (such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code). The Company matches — dollar-for-dollar — the first five percent of compensation that an individual contributes to the 401K Plan.

Annually, we may choose to make a discretionary retirement savings contribution (a “Profit Sharing Contribution”) to all eligible participants. The Profit Sharing Contribution — made in the form of our common stock — is allocated to individual participant accounts in relation to their compensation, subject to certain statutory limitations imposed by the Code (such as the limitations imposed by Sections 401(a)(17) and 415 of the Code).

Our United States officers and key management employees with base salaries that exceed $140,000 a year may participate in the RSRP. A participant in the RSRP may defer up to 50 percent of the participant’s compensation (exclusive of bonus) and up to 80 percent of the participant’s bonus compensation under the RSRP. If a participant makes elective deferrals under the RSRP, the participant’s account will also be credited with a supplemental matching contribution. The amount of the supplemental matching contribution is equal to the matching contribution that we would have made under the 401K Plan (taking into account the participant’s deferral election) if no Code limits applied, less the maximum company contribution available under the 401K Plan.

The RSRP also provides for a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the Profit Sharing Contribution made on behalf of the participant under the 401K Plan and the Profit Sharing Contribution that would have been made on behalf of the participant under the 401K Plan if no Code limits applied.

Matching contributions and supplemental profit sharing contributions are deemed to have been made in our common stock. Thereafter, a participant may chose to have different investment benchmarks apply to such deferred amounts, as described in greater detail below.

Participants in the RSRP may designate up to three separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two to 15 years. All distributions are made in cash.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were invested in hypothetical investments designated by a participant from a list of hypothetical investments provided by the Compensation Committee. These benchmarks are functionally equivalent to the investments made available to all participants in the 401K Plan. A participant may change such designations at such times as are permitted by the Compensation Committee, but no less frequently than quarterly.

Participants in the RSRP are always 100 percent vested in their account balances.

Restricted Stock Units

Under the terms of our LTC Plan, shares are not issued pursuant to an award of RSUs until two years after the RSUs are vested. A description of the terms of the RSUs is contained in “Narrative Disclosure Relating to Summary Compensation and Grants of Plan-Based Awards Table – 2003 Long Term Compensation Plan – Restricted Stock Units” beginning on page 27 of this proxy statement.

The AES Corporation Supplemental Retirement Plan

The Supplemental Retirement Plan is a plan which was established to provide deferred compensation for select managers and highly compensated employees. Under the terms of the Supplemental Retirement Plan, once a participant made the maximum allowable contribution to the 401K Plan under the Code, the participant could defer compensation under the Supplemental Retirement Plan. We made an annual credit to the participant’s deferral account in an amount equal to the maximum percentage of compensation for matching awards permitted under the 401K Plan.

The Supplemental Retirement Plan also provided for the deferral of a portion of the Profit Sharing Contribution. The amount of the deferral under the Supplemental Retirement Plan is the difference between the Profit Sharing Contribution made to the employee’s 401K Plan and the Profit Sharing Contribution that would have been made under the 401K Plan if no Code limits applied and certain other requirements were met.

The amounts deferred under the Supplemental Retirement Plan are deemed to be invested in accordance with the investment policy established from time to time by the Human Resources Committee administering the 401K Plan.

The deferred amounts can be withdrawn in any manner permitted by the 401K Plan prior to the termination of a participant’s employment and otherwise upon the termination of the participant’s employment.

The Supplemental Retirement Plan was amended in 2004 to preclude the addition of new participants and additional deferrals after December 31, 2004.

Potential Payments Upon Termination or Change in Control

The following tables contain information concerning the estimated payments to be made to each of the named executive officers in connection with a termination of employment or a change in control. The amounts assume that a termination or change in control event occurred on December 31, 2006, and, where applicable, uses the closing price of our common stock of $22.04 (as reported on the New York Stock Exchange as of December 29, 2006).

Potential Payments Upon Termination or Change in Control (1)

Paul Hanrahan, CEO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance
Annual Bonus	$0	$0	$0	$4,515,000	$6,772,500	$0		$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$6,900,000	$6,900,000		$6,900,000
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$0	$4,290,916	$4,290,916		$4,290,916
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$1,530,447	$1,757,420	$1,757,420		$1,757,420
Total	$0	$0	$0	$1,530,447	$6,048,336	$6,048,336		$6,048,336
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits				$20,000	$30,000
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(2)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(3)
Outplacement Assistance	$0	$0	$0	$15,000	$0	$0		$0
Tax Gross Ups	$0	$0	$0	$0	$5,615,697	$0		$0
Total	$0	$0	$0	$35,000	$5,645,697	$250,000		(3)
Total	$0	$0	$0	$6,080,447	$25,366,533	$13,198,336		$12,948,336

Potential Payments Upon Termination or Change in Control (1)

Victoria Harker, EVP and CFO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance
Annual Bonus	$0	$0	$0	$900,000	$1,800,000	$0		$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$562,500	$562,500		$562,500
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$0	$386,978	$386,978		$386,978
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$0	$103,163	$103,163		$103,163
Total	$0	$0	$0	$0	$490,141	$490,141		$490,141
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits				$10,000	$20,000
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(2)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(3)
Outplacement Assistance	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups	$0	$0	$0	$0	$1,055,945	$0		$0
Total	$0	$0	$0	$10,000	$1,075,945	$250,000		(3)
Total	$0	$0	$0	$910,000	$3,928,586	$1,302,641		$1,052,641

Potential Payments Upon Termination or Change in Control (1)

William R. Luraschi, EVP
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance
Annual Bonus	$0	$0	$0	$973,750	$1,974,500	$0		$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$2,250,000	$2,250,000		$2,250,000
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$868,067	$2,263,905	$2,263,905		$2,263,905
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$0	$571,625	$571,625		$571,625
Total	$0	$0	$0	$868,067	$2,835,530	$2,835,530		$2,835,530
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$20,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(2)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(3)
Outplacement Assistance	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups	$0	$0	$0	$0	$2,342,424	$0		$0
Total	$0	$0	$0	$10,000	$2,362,424	$250,000		(3)
Total	$0	$0	$0	$1,851,817	$9,395,453	$5,335,530		$5,085,530

Potential Payments Upon Termination or Change in Control (1)

Andres R. Gluski, EVP & COO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance
Annual Bonus	$0	$0	$0	$890,000	$1,780,000	$0		$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$1,237,500	$1,237,500		$1,237,500
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$0	$791,052	$791,052		$791,052
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$0	$324,392	$324,392		$324,392
Total	$0	$0	$0	$0	$1,115,445	$1,115,445		$1,115,445
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$20,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(2)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(3)
Outplacement Assistance	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups	$0	$0	$0	$0	$1,364,582	$0		$0
Total	$0	$0	$0	$10,000	$1,384,582	$250,000		(3)
Total	$0	$0	$0	$900,000	$5,517,527	$2,602,945		$2,352,945

Potential Payments Upon Termination or Change in Control (1)

Haresh Jaisinghani, EVP
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance
Annual Bonus	$0	$0	$0	$860,000	$1,720,000	$0		$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$1,182,500	$1,182,500		$1,182,500
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$0	$761,835	$761,835		$761,835
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$0	$310,712	$310,712		$310,712
Total	$0	$0	$0	$0	$1,072,547	$1,072,547		$1,072,547
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$20,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(2)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(3)
Outplacement Assistance	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups	$0	$0	$0	$0	$1,288,684	$0		$0
Total	$0	$0	$0	$10,000	$1,308,684	$250,000		(3)
Total	$0	$0	$0	$870,000	$5,283,731	$2,505,047		$2,255,047

Potential Payments Upon Termination or Change in Control (1)

Barry J. Sharp, Former EVP & CFO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death	Disability
Cash Severance
Annual Bonus	$0	$0	$0	$0	$0	$0	$0
Pro rata Annual Bonus
Cash LTIP Awards
Performance Units
Performance Period:	$0	$0	$0	$0	$1,862,500	$1,862,500	$1,862,500
2004-2006 2005-2007 2006-2008
Equity
Restricted Stock Units
Measurement Period:	$0	$0	$0	$0	$1,096,115	$1,096,115	$1,096,115
2004-2006 2005-2007 2006-2008
Unexercisable Options	$0	$0	$0	$0	$442,273	$442,273	$442,273
Total	$0	$0	$0	$0	$1,538,389	$1,538,389	$1,538,389
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Other Benefits
Health & Welfare	$0	$0	$0	$0	$0	$0	$0
Life Insurance Benefits
Disability Benefits Accrued Vacation
Outplacement Assistance	$0	$0	$0	$0	$0	$0	$0
Tax Gross Ups	$0	$0	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$0	$0	$0
Total	$0	$0	$0	$0	$3,400,889	$3,400,889	$3,400,889

(1)             For the aggregate number of vested options and RSUs outstanding as of December 31, 2006, see the Outstanding Equity Awards at Fiscal Year-End Table. For information regarding the aggregate amount of our named executive officers' vested benefits under our nonqualified deferred compensation plans, see the Nonqualifed Deferred Compensation Table.

(2)             Basic life insurance is provided to all employees; the maximum benefit amount is $250,000. Accidental Death and Dismemberment (AD&D) insurance is provided to all employees in addition to basic life insurance. The AD&D benefit amount is equal to the basic life benefit amount; this benefit is not included in the termination tables. Additional optional life insurance is also available to all employees up to a maximum total benefit amount of $500,000. Employees are responsible for the cost of additional life insurance premiums, should they choose to elect this optional coverage; therefore, any additional life insurance benefits above the basic benefit is not included in the termination tables.

(3)             AES provides long-term disability benefits to all employees. Should a long-term disability occur, this plan would provide an employee with a monthly benefit of 66 2/3 % of base pay up to a maximum of $10,000 per month.

Additional Information Relating to Potential Payments Upon
Termination of Employment or Change in Control

Employment Agreements

Certain terms of our Employment Agreements with Mr. Hanrahan and Ms. Harker are described in “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 27 of this proxy statement. The Employment Agreements also provide for certain payments and benefits to be made to them upon the termination of their respective employment. The payments and benefits that would be made are based upon the circumstances of the termination, including whether it occurs after a change in control.

In the event of a termination of the executive’s employment due to disability, the executive is entitled to receive disability benefits under our long term disability program then in effect, the executive’s base salary through the end of the month preceding the month in which disability benefits begin, and a pro rata portion of the executive’s annual bonus, based upon the number of days the executive was employed during the year (a “Pro Rata Bonus”).

In the event of a termination of the executive’s employment due to death, the executive’s legal representative is entitled to receive the executive’s base salary through the termination date and the Pro Rata Bonus.

In the event that we terminate the executive’s employment for “Cause” (as defined below) or the executive resigns without “Good Reason” (as defined below), the executive is entitled only to receive his or her base salary through the termination date.

If the executive terminates his or her employment for “Good Reason” or if we terminate the executive’s employment other than for “Cause” or because of the executive’s disability, the executive is entitled to receive his or her base salary through the termination date, the Pro Rata Bonus, and an additional lump sum payment (a “Severance Payment”). The Severance Payment for Mr. Hanrahan is equal to two times the sum of his base salary and target bonus for the year in which the termination of his employment occurs. The Severance Payment for Ms. Harker is the sum of her base salary and target bonus for the year in which the termination of her employment occurs. In addition, each executive is entitled to continue to participate in all medical, dental, hospitalization, life insurance, and other welfare, fringe benefit and perquisite programs the executive was participating in at the time of the termination of the executive’s employment. Such benefits will continue for a period of 24 months for Mr. Hanrahan and for a period of 12 months for Ms. Harker. If a termination of Mr. Hanrahan’s employment occurs under the circumstances described in this paragraph, each stock option held by him will remain outstanding and will continue to vest for a three year period after the termination of his employment.

If a termination of the executive’s employment under the circumstances described in the preceding paragraph occurs within two years after a “Change in Control” (as defined below), certain adjustments are made to the payments and benefits described in that paragraph. In the case of Mr. Hanrahan, his Severance Payment is increased to three times the sum of his base salary and target bonus, he is entitled to continued participation in our welfare, fringe benefit, and perquisite programs for an additional 12 months, and each of his stock options become immediately exercisable and may be exercised until the earlier of (1) the original term of the stock option or (2) the fourth anniversary of his termination. In the case of Ms. Harker, the amount of her Severance Payment is doubled.

If any of the payments or benefits provided to the executive in connection with a “Change in Control” subject the executive to the excise tax imposed under Section 4999 of the Code, we must make a gross up payment to the executive which will result in the executive receiving the net amount the executive is entitled to receive, after the deduction of all applicable taxes.

Our obligation to make payments to each executive in connection with the termination of the executive’s employment is conditioned upon the executive’s compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations set forth in the Employment Agreements. Our payment obligations are also conditioned upon the executive executing and delivering a standard form of release we provide.

The following definitions are provided in the Employment Agreements for certain of the terms used in this description

“Cause” means (A) willful and continued failure by the executive to substantially perform the executive’s duties with us (other than a failure resulting from the executive’s incapability due to physical or mental illness or any failure after the executive has delivered a notice of termination for Good Reason), after we deliver a demand for substantial performance, or (B) willful misconduct which is demonstrably and materially injurious to us, monetarily or otherwise.

“Change in Control” means the occurrence of any one of the following events: (a) any person is or becomes the beneficial owner of our securities representing 30% or more of the combined voting power of our outstanding securities; (b) the following individuals cease for any reason to constitute a majority of our Board then serving: individuals who are directors on the date of the Employment Agreement and any new director whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the Employment Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or (c) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization; or (d) our stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets. However, the foregoing events will not constitute a “Change in Control” if the record holders of our common stock immediately prior to a transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all our assets immediately following such transaction or series of transactions.

“Good Reason” means, without the executive’s consent, any material breach of the Employment Agreement by us which is not cured within 10 days of a written notice delivered by the executive.

AES Corporation Severance Plan

Messrs. Luraschi, Gluski, and Jaisinghani are entitled to the benefits provided by the AES Corporation Severance Plan (the “Severance Plan”). The Severance Plan provides certain payments and benefits upon the involuntary termination of their employment under certain circumstances.

Benefits are available under the Severance Plan if the executive’s employment is involuntarily terminated due to a permanent layoff, a reduction-in-force, the permanent elimination of his job, the restructuring or reorganization of a business unit, division, department or other business segment, a termination by mutual consent due to unsatisfactory job performance and we agree that the executive is entitled to benefits, or the executive declines to relocate to a new job position more than 50 miles from his current location.

Upon the termination of their employment under those circumstances, Messrs. Luraschi, Gluski, and Jaisinghani would be entitled to receive salary continuation payments equal to their annual base salary and bonus, which would be paid over time in accordance with our payroll practices. They would also be entitled to receive an additional payment equal to a pro-rata portion of their bonus, based upon the time they were at work during the year in which their employment terminates. In the event that the executive elects COBRA coverage under the health plan he participates in, we would pay an amount of the premium he pays for such coverage (for up to 18 months) equal to the premium we pay for active employees.

In the case a termination of the executive’s employment under the circumstances described in the preceding paragraph occurs within two years after a “Change of Control” (as defined below) or due to a layoff, the amount of the executive’s salary continuation payment is doubled and the length of time we will assist in paying for the continuation of health care benefits is also doubled (but can never be more than 18 months).

Benefits are not available under the Severance Plan if the executive’s employment is terminated in connection with the sale of a business if the executive is employed by the purchaser or if the executive is offered employment with the purchaser with substantially equivalent benefits and salary package (provided the offer does not require the executive to relocate more than 50 miles from his current location).

A “Change of Control” means the occurrence of any one of the following events: (i) a transfer of all or substantially all of our assets, (ii) a person (other than someone in our management) becomes the beneficial owner of more than 35% of our outstanding common stock, or (iii) during any one year period directors at the beginning of the period (and any new directors whose election or nomination was approved by a majority of directors who were either in office at the beginning of the  period or were so approved (excluding anyone who became a director as a result of a threatened or actual proxy contest or solicitation)) cease to constitute a majority of the Board.

If any of the payments or benefits provided to the executive in connection with a “Change of Control” subject the executive to the excise tax imposed under Section 4999 of the Code, we must make a gross up payment to the executive which will result in the executive receiving the net amount the executive is entitled to receive, after the deduction of all applicable taxes.

Our obligation to provide the payments and benefits to the executive under the Severance Plan is conditioned upon the executive executing and delivering a written release of claims against us. At our discretion, the release may also contain such non-competition, non-solicitation and non-disclosure provisions as we may consider necessary or appropriate.

2003 Long Term Compensation Program

The vesting of Performance Units, Restricted Stock Units, and Stock Options and the ability of our named executive officers to exercise or receive payments under those awards are affected by a termination of their employment and by a Change of Control (defined in the same manner as the term “Change of Control” in the Severance Plan described above).

Performance Units

If the executive’s employment is terminated as a result of his death or disability prior to the end of the three-year performance period of a Performance Unit, the executive’s Performance Units vest on the termination date and an amount equal to $1.00 for each Performance Unit is paid within 90 days thereafter. If we terminate the executive’s employment for cause prior to the payment date of a Performance Unit, the Performance Unit is forfeited. If the executive’s employment is terminated for any other reason (including resignation or retirement), the executive will be entitled to receive the payment of the executive’s Performance Units that were vested at the time of such termination.

If a Change of Control occurs prior to the end of the three-year performance period, outstanding Performance Units become fully vested and an amount equal to $1.00 for each Performance Unit is payable, in cash, securities or other property.

Restricted Stock Units

If the executive’s employment is terminated prior to the third anniversary of the award of a Restricted Stock Unit, other than by reason of death or disability, all Restricted Stock Units not vested at the time of such termination are forfeited.

If a Change of Control occurs prior to the payment date under a Restricted Stock Unit award, outstanding Restricted Stock Units become fully vested and payable immediately prior to the Change of Control.

Stock Options

If the executive’s employment is terminated by reason of death or disability, the executive’s Options will vest, but will expire one year after the termination date or, if earlier, on the regular expiration date of such Option.

If we terminate the executive’s employment for cause, all of the executive’s unvested Options are forfeited and all vested options will expire three months after the termination date or, if earlier, on the regular expiration date of such Option.

If the executive’s employment is terminated for any other reason, all of the executive’s unvested Options are forfeited and all vested options will expire 180 days after the termination date or, if earlier, on the regular expiration date of such Option.

In the event of a Change of Control, all of the executive’s Options will vest and be fully exercisable. However, the Compensation Committee may cancel an executive’s outstanding Options (1) for consideration for a payment of the amount that the executive would be entitled to receive in the Change of Control transaction if the executive exercised the Options less the exercise price of such Options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation 2004 Restoration Supplemental Retirement Plan

In the event of a termination of the executive’s employment, other than by reason of death, or in the event of a Change in Control (defined in the same manner as the term “Change of Control” in the Severance Plan described above), the balances of all of an executive’s deferral accounts under the RSRP will be paid in a lump sum. In the event of the executive’s death, the balances in an executive’s deferral accounts will be paid according to his elections if the executive was 59 1/2 or more years old at the time of death, but otherwise in a lump sum.

Compensation of Directors

The following table contains information concerning the compensation of our non-management directors during 2006.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Richard Darman Nonexecutive Chairman of the Board	$0	$399,750	$0	$0	$0	$15,000	$414,750
Kristina M. Johnson	$45,000	$107,400	$0	$0	$0	$0	$152,400
John A. Koskinen Chair – Environment, Safety and Technology Committee	$0	$164,900	$0	$0	$0	$14,600	$179,500
Philip Lader Chair – Nominating and Corporate Governance Committee	$0	$124,900	$33,435	$0	$0	$10,000	$168,353
John H. McArthur Chair – Financial Audit Committee	$68,000	$97,000	$0	$0	$0	$10,000	$175,000
Sandra O. Moose	$53,000	$57,000	$33,435	$0	$0	$15,000	$158,453
Philip A. Odeen Chair – Compensation Committee	$25,000	$99,900	$33,435	$0	$0	$15,000	$173,353
Charles O. Rossotti	$0	$159,900	$0	$0	$0	$15,000	$174,900
Sven Sandstom	$0	$159,900	$0	$0	$0	$0	$159,900

NOTES:

(1)             Mr. Hanrahan is a member of our Board. Mr. Hanrahan’s compensation is reported in the Summary Compensation Table and the other tables set forth herein. In accordance with our Corporate Governance Guidelines, as an officer of AES, he does not receive any additional compensation in connection with his service on the Board.

(2)             The following directors had the following number of Stock Units credited to their accounts as of December 31, 2006 under The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors: Richard Darman 94,203, Kristina M. Johnson 31,234, John A. Koskinen 39,984, Philip Lader 34,431, John H. McArthur 39,267, Sandra O. Moose 22,756, Philip A. Odeen 24,009, Charles O. Rossotti 38,721, and Sven Sandstom 37,681.

(3)             These amounts related to stock options granted in 2006. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). The grant date fair value of the stock options awarded to each director that elected to receive stock options in 2006 is $40,000, calculated in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in these evaluations may be found in our financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K for the year ended December 31, 2006

The following directors held options to purchase the following number of shares of our common stock as of December 31, 2006: Richard Darman 357,760, Kristina M. Johnson 0, John A. Koskinen 0, Phillip Lader 39,626, John H. McArthur 17,340, Sandra O. Moose 1,219, Phillip A. Odeen 11,204, Charles O. Rossotti 21,912, and Sven Sandstom 52,815.

(4)             Represents amounts we contributed to charities selected by the director under a program pursuant to which we match charitable contributions made by the director.

Narrative Disclosure Relating to the Director Compensation Table

Compensation for Year 2006

Annual Retainer

Each outside director received a $50,000 annual retainer with a requirement that at least 34% be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that was deferred above the mandatory deferral was credited to the Director in stock units equivalent to 1.3 times the elected deferral amount.

Committee and Committee Chair Retainer

Directors receive a $10,000 committee retainer for each Board committee on which they serve. If a Director served as Chair of a committee, the Director received the applicable Committee Chair fee (as noted below in this paragraph), but did not receive the committee retainer. Directors did not receive committee meeting attendance fees as Board members and were expected to attend and participate fully in all meetings of committees on which they served. Directors may elect to defer a portion or the entire committee retainer in the form of stock units pursuant to the Director Plan. A Director serving as a Committee Chair was compensated as follows: the Audit Committee chair and the Finance and Investment Committee Chair received $25,000 per year; the remaining Committee Chairs received $15,000 per year.

Deferred Incentive Compensation Grant

Directors received an annual Deferred Incentive Compensation Grant valued at $80,000. Directors may elect to take the Deferred Incentive Compensation Grant in the form of stock units (vested immediately), an option grant or a mix of stock units and options. To the extent a Director elected to receive options, such options were subject to a ten-year term and a three-year vesting schedule; to be vested in three equal installments upon the anniversary of the date of grant. The Black Scholes valuation methodology was employed to determine the number of shares of stock which was awarded and grants were equal to 100% of the quoted market price on the date of grant. It is our policy to grant the options at an exercise price equal to the fair market value of our common stock (e.g. the closing price) on the date of grant and all options granted to directors during 2006 adhered to this policy. In connection with an internal accounting review of share-based compensation, we reviewed our historical practices with respect to the award of share-based compensation and determined that not all of our past awards to our directors complied with this policy as a result of administrative or other errors or delays. Unless otherwise determined, options shall expire 180 days after termination of service. Units awarded pursuant to the Deferred Incentive Compensation grant will be paid out in accordance with 409(A) of the Internal Revenue Code and the terms of the relevant plan documents.

The Chairman of the Board

The Chairman of the Board is required to be a non-executive of AES. In addition to the duties of the Chairman related to the planning and structure of Board meetings and oversight of Board responsibilities, the Chairman, although not an officer or employee of the Company, serves as a member of the Company’s Executive Office and attends the meetings of the Executive Office. The Chairman also is required to serve as an ex-officio member of all Board committees and therefore is expected to attend all committee meetings. The Chairman received compensation in an amount equal to 2.5 times the annual retainer and the Deferred Incentive Compensation grant. As with other Board members, the Chairman was required to defer 34% of the annual retainer in the form of stock units, but was permitted to elect to defer more than the mandatory 34% deferral. Any amount of the annual retainer above the mandatory deferral amount that was deferred by the Chairman was valued at 1.3 times the elected deferred amount. The Chairman received in total $25,000 for the required service as an ex-officio member of the committees of the Board. If a Chairman of the Board serves as the Chairman of a committee, the Chairman receives the Chairman fee applicable to such committee.

Compensation for Year 2007

The Board compensation structure described above has not been adjusted by the Board since 2004. As set forth below, the Board has instituted revisions to the amount of compensation provided under certain of the components of the compensation structure.  The revised compensation amounts will be provided as applicable to outside Directors that are elected at the Annual Meeting of Stockholders. The individual components of the 2007 compensation structure for the Board, with the exception of a new procedure to provide compensation to Directors for service on ad hoc or special committees of the Board, will be identical to the components of the 2006 Board compensation structure described above.

The revised 2007 Board compensation is intended to meet the following goals: promote the recruitment of talented and experienced Directors to the AES Board; compensate outside Directors for the increased workload and risk inherent in the Director position; continue to decrease the emphasis on option grants as compensation, while retaining a strong financial incentive for AES Directors to maintain and promote the long-term health and viability of the Company. The Nominating and Corporate Governance Committee of the Board consulted material regarding current trends and best practices for determining compensation for Boards of Directors from, among other sources, The National Association of Corporate Directors (“NACD”) Blue Ribbon Commission, Pearl Meyer & Partners,  and Frederick W. Cook and Co., Inc.

For 2007, Directors elected at the Annual Meeting of Stockholders will receive a $70,000 annual retainer with a requirement that at least 34% be deferred in the form of stock units.  Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral will be credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. The Financial Audit Committee and Compensation Committee Chairs will each receive $25,000 per year and the remaining Committee Chairs will each receive $15,000 per year for their service. Directors will receive an annual Deferred Incentive Compensation Grant valued at $110,000.  Directors may elect to take the Deferred Incentive Compensation Grant in the form of stock units (vested immediately), an option grant or a mix of stock units and options. The Board instituted a procedure to grant additional compensation for services provided by Directors in connection with membership on ad hoc or special committees of the Board.  Director compensation for service on any such committee will be determined by the Nominating and Governance Committee. The Board also agreed to institute a procedure to review the Board compensation structure every two years. Under this procedure, the next review of Director compensation will occur in February 2009. All other terms of the 2007 Board compensation structure will remain consistent with the terms of the 2006 compensation structure described above.

TRANSACTIONS WITH RELATED PERSONS

Related Person Policies and Procedures

Our policies and procedures for review, approval or ratification of transactions with “related persons” (as defined in the SEC rules) are not contained in a single policy or procedure; instead, relevant aspects of our program are drawn from various corporate documents. Our Audit Committee’s Charter provides that the Audit Committee is responsible for monitoring our Code of Business Conduct and Ethics (the “Ethics Code”), especially as the Ethics Code relates to conflicts of interest and related party transactions. Our Ethics Code requires that all AES individuals, including officers and directors, adhere to written codes of business conduct and ethics, and prohibits certain arrangements that may create a conflict of interest.  These prohibitions include many arrangements that are relevant to related party transactions, including prohibitions against: accepting gifts of more than token value or receiving personal discounts or other benefits from a competitor, customer or supplier as a result of one’s position with the Company; receiving a loan or guarantee of an obligation from a competitor, customer or supplier as a result of one’s position with the Company; having an interest (other than routine investments in publicly traded companies) in a transaction involving the Company, a competitor, a customer or supplier; directing business to a supplier owned or managed by an AES person, or which employs, a relative or friend. The Ethics Code states that not all types of prohibited transactions can be listed and that if there is any doubt regarding the appropriateness of an arrangement under the provisions of our Ethics Code, our Vice President and Chief Compliance Officer must be consulted. The Ethics Code also requires that all directors, senior executive officers and senior financial officers disclose to the Chief Compliance Officer, in writing, any material transaction or relationship that may reasonably considered to be prohibited by the Ethics Code. The Chief Compliance Officer regularly reports any such transactions or relationships to the Audit Committee. The Charter of our Nominating and Corporate Governance Committee also contains provisions relevant to related party transactions in that it requires that the Nominating and Corporate Governance Committee consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders. The Company’s Corporate Governance Guidelines also contain provisions relevant to related party transactions in that they require that directors to advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on other public company boards of directors and further provide that the Board shall review, at least annually, the relationships that each director has with the Company (either directly or as an officer or director of another company that has a relationship with the Company). Related party transactions that are reviewed pursuant to the program outlined above may be identified by various sources, including the officers of the Company and the directors themselves (in this regard, the Company employs annual ethics compliance certifications and director and officer questionnaires to elicit relevant information) and third party reports to our compliance department of conduct that may fall within the prohibitions set forth in the Ethics Code.

Where related party transactions pose potential conflicts of interest involving directors or officers, the Audit Committee and/or Nominating and Corporate Governance Committee reviews such transactions and makes determinations regarding their appropriateness and impact on our assessment of “related persons” and director independence and, where appropriate, approves or ratifies such transactions. Any affected directors or officers may recuse themselves from such deliberations. In making determinations with respect to possible conflicts of interest, directors are required to act in good faith and in the best interests of AES and its stockholders, as required by law.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Board has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as auditors to examine and report to stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2007. Deloitte & Touche LLP has acted as the Company’s independent auditors since 1981. The appointment was made by the Audit Committee of the Board. The appointment of Deloitte & Touche LLP is subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives also will be available to respond to appropriate questions.

The Board recommends that the stockholders ratify the appointment of Deloitte & Touche LLP. The Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of Deloitte & Touche LLP as independent auditors of this Company for the year 2007 is hereby approved, ratified and confirmed.”

Ratification will be confirmed if a majority of the votes of the shares of common stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum is present, are received and voted in favor of the ratification of Deloitte & Touche LLP as our independent auditors for the year 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE (“AUDIT COMMITTEE” OR “COMMITTEE”)

The Audit Committee held eleven (11) scheduled meetings during fiscal 2006. The meetings of the Audit Committee were designed to address the Committee’s responsibility for the review and oversight of the Company’s performance with respect to the Company’s financial responsibilities and the integrity of the Company’s accounting and reporting practices. In addition to discussions with the CEO, CFO and other members of management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Business Conduct and Ethics, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. During 2006, the Committee also received periodic reports regarding the Company’s efforts to comply with Section 404 of Sarbanes-Oxley and efforts related to the completion and filings of the Company’s financial statements. In addition to the scheduled meetings of the Committee, the members of the Audit Committee, as a Committee or individually, held periodic telephonic discussions and/or in-person meetings with the CEO, CFO and various members of the Internal Audit, Compliance, and Legal departments regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also discussed with the independent auditors the efforts expended by the Company in connection with the preparation and filing of the restated financial statements.

Neither the Audit Committee nor the independent auditors are responsible for the preparation of the Company’s financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditors’ responsibility is to attest to the fair presentation of the financial statements by the Company. The independent auditors are accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The role of the Audit Committee is to be satisfied that both the Company and the independent auditors discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and Deloitte & Touche LLP.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB interim auditing standard AU Section 380, Communications with the Audit Committee.

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The independent auditors also discussed with the Audit Committee their independence from the Company. When considering Deloitte & Touche LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services. (Please see the principal accounting firm fees chart located in the following section of this proxy statement titled “Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence”.)

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee also selected Deloitte & Touche LLP, subject to ratification by the stockholders at the Annual Meeting, as the Company’s independent auditors for the fiscal year ended December 31, 2007.

The Financial Audit Committee:

John H. McArthur, Chairman
John A. Koskinen
Charles O. Rossotti
Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES, SERVICES AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ending December 31, 2006 and December 31, 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates which includes Deloitte Consulting (collectively, “Deloitte & Touche”):

	2006	2005
Audit Fees:	$21,576,606	$21,313,712
Audit Related Fees:	187,188	526,661
Total audit and audit-related fees:	21,763,794	21,840,373
Tax Fees:	6,037	984,376
All Other Fees:	13,063	0
Total Fees:	$21,782,894	$22,824,749

Audit Fees:   The aggregate amount noted above for Audit Fees includes fees for the audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements (including restatement filings), attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 consents and other services related to SEC matters. The amount billed by Deloitte & Touche for work that was required to be performed this year in connection with Sarbanes-Oxley Section 404 requirements totaled $4,136,663.

Audit Related Fees:   The aggregate amount noted above for Audit Related Fees includes fees for audits of employee benefit plans.

Tax Fees:   The aggregate amount noted above for tax fees includes fees for corporate and subsidiary tax return preparation services, expatriate tax return preparation services and consultations.

All Other Fees:   The aggregate amount noted above for All Other Fees includes fees for permitted non-audit services and consisted of miscellaneous projects.

Total Fees:   The amount of Total Fees excludes fees billed to equity method investees in both years. The Company desired to maintain an independent relationship between itself and Deloitte & Touche, and to ensure that level of independence during 2006, the Audit Committee maintained its policy established in 2002 within which to judge if Deloitte & Touche may be eligible to provide certain services outside of its main role as outside auditor. Services within the established framework include audit and related services and certain tax services. This framework is consistent with the provisions of the Sarbanes-Oxley Act which address auditor independence. All audit and non-audit services provided to the Company by Deloitte & Touche during 2006 were pre-approved by the Audit Committee, except in the case of certain de minimus non-audit services as permitted by Section 10A(i)(B) of the Securities Exchange Act. The Board, acting through the Audit Committee, has resolved to phase out the use of the Company’s independent auditor for Company tax services. The Audit Committee Charter provides that the Audit Committee will pre-approve all audit services and all permissible non-audit services to be performed by the Company by its independent registered public accounting firm. From time to time, the Audit Committee may delegate its authority to pre-approve non-audit services to one or more committee members and such approvals shall be reported to the full committee at a future meeting of the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 23, 2007 by (a) each Director and each named executive officer set forth in the Summary Compensation Table in this proxy statement, (b) all Directors and executive officers as a group and (c) all persons who are known by us to own more than five percent (5%) of our common stock. Unless otherwise indicated, each of the persons and group listed below has sole voting and dispositive power with respect to the shares shown. Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual directly or indirectly, has or shares voting or investment power whether or not the shares are held for individual benefit.

Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)		% of Class (1)(2)
Richard Darman	Director and Chairman of the Board	818,963	(3)	*
Paul Hanrahan	President, Chief Executive Officer and Director	1,683,181	(4)
Kristina M. Johnson	Director	31,234		*
John A. Koskinen	Director	39,984		*
Philip Lader	Director	195,208	(5)	*
John H. McArthur	Director	56,607		*
Sandra O. Moose	Director	23,975		*
Philip A. Odeen	Director	50,213	(6)	*
Charles O. Rossotti	Director	110,633	(7)	*
Sven Sandstrom	Director	90,496		*
Victoria Harker	Executive Vice President and CFO	10,131		*
William R. Luraschi	Executive Vice President Business Development	370,447		*
Andres R. Gluski	Executive Vice President and COO	111,170		*
Haresh Jaisinghani	Executive Vice President	100,686	(8)	*
Barry J. Sharp	Former Executive Vice President and CFO	332,457	(9)
All Directors and Executive Officers as a Group (20) persons)		6,374,338		0.91
Legg Mason Funds	100 Light Street	119,019,275	(10)	17.89
Management, Inc	Baltimore, MD 21202
FMR Corporation	82 Devonshire Street Boston, MA 02109	66,367,539	(11)	9.98

*                    Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)          Shares of common stock subject to options, units or other securities that are exercisable or convertible into shares of our common stock within 60 days of February 23, 2007 are deemed to be outstanding and beneficially owned by the person holding such options, units or other securities. However, such shares of common stock are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Includes (a) the following shares issuable upon exercise of options outstanding as of February 23, 2007 that are able to be exercised on or before April 24, 2007: Mr. Darman – 432,760 shares; Dr. Johnson – 0; Mr. Koskinen – 0; Mr. Hanrahan – 1,418,378 shares; Mr. Lader – 39,626 shares; Mr. McArthur – 17,340 shares; Dr. Moose – 1,219; Mr. Odeen – 11,204 shares; Mr. Rossotti – 21,912 shares; Mr. Sandstrom – 52,815 shares; Mr. Luraschi – 242,121 shares, Ms. Harker – 7,780 shares; Mr. Gluski – 87,557 shares; Mr. Jaisinghani – 39,534 shares; and Mr. Sharp – 198,699 shares; all Directors and executive officers as a group – 2,915,548 shares; (b) the following units issuable under the Deferred Compensation Plan for Directors: Mr. Darman – 94,203 units; Dr. Johnson – 31,234 units; Mr. Koskinen – 39,984 units; Mr. Lader – 34,431 units; Mr. McArthur – 39,267 units; Dr. Moose – 22,756 units; Mr. Odeen – 24,009 units; Mr. Rossotti – 38,721 units; and Mr. Sandstrom – 37,681 units; all Directors as a group 362,286 units; (c) the following shares held in The AES Retirement Savings Plan and the Employee Stock Ownership Plan: Mr. Hanrahan – 44,036 shares; Mr. Luraschi – 47,012 shares; Ms. Harker – 1.075 shares; Mr. Gluski – 2,215 shares; Mr. Jaisinghani – 25,353 shares; and Mr. Sharp – 57, 453 shares; all executive officers as a group 606,023 shares; and (d) the following units issuable under the Restoration Supplemental Retirement Plan and the AES Corporation Supplemental Retirement Plan: Mr. Hanrahan – 52,270; Mr. Luraschi 15,634 units; Ms. Harker – 1,276 units; Mr. Gluski – 3,003 units;Mr. Jaisinghani – 5,328 units; and Mr. Sharp – 19,475 units; all executive officers as a group – 121,689 units; (e) the following fully vested RSUS issuable under the 2003 long-term compensation plan: Mr. Hanrahan – 137,960; Mr. Luraschi – 65,680; Ms. Harker – 0; Mr. Gluski – 18,395; Mr. Jaisinghani – 15,942; Mr. Sharp – 55,950; all executive officers as a group – 394,563.

(3)          Includes 160,000 shares held in a sub-chapter S corporation of which Mr. Darman has beneficial interest; also includes 17,000 shares held in a trust.

(4)          Includes 110 shares held by Mr. Hanrahan’s wife and 5,500 underlying shares of convertible securities.

(5)          Includes 7,086 shares owned jointly by Mr. Lader and his wife, 25 shares held by his daughter, 89,380 shares held in a family-established private foundation, of which Mr. Lader disclaims beneficial ownership, and 5,160 shares in an IRA for the benefit of Mr. Lader.

(6)          Includes 15,000 shares held jointly by Mr. Odeen and his wife.

(7)          Includes 40,000 shares held jointly by Mr. Rossotti and his wife.

(8)          Includes 232 shares owned by Mr. Jaisinghani’s spouse and 14,297 shares beneficially owned by Mr. Jaisinghani’s spouse pursuant to The AES Retirement Savings Plan;  Mr. Jaisinghani disclaims beneficial ownership of the aforementioned shares.

(9)          Includes 880 shares held in a UGMA account for Mr. Sharp’s daughter.

(10)   Of this aggregate number, Legg Mason Funds Management, Inc. reported on SEC Schedule 13G filed with the Securities and Exchange Commission dated February 15, 2007, that it had (a) sole voting power on no shares, (b) shared voting power on 119,019,275 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 119,019,275 shares.

(11) Of this aggregate number, FMR Corporation reported on SEC Schedule 13G filed with the Securities and Exchange Commission dated February 14, 2007, that it had (a) sole voting power on 7,949,532 shares, (b) shared voting power on no shares, (c) sole dispositive power on 66,367,539 shares and (d) shared dispositive power on no shares.

GOVERNANCE MATTERS

Stockholder Proposals and Nominations for Director

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2008 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received no later than January 24, 2008. Any such notice must set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of common stock held of record, owned beneficially and represented by proxy by such Stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the  2008 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our By-laws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2008 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above no earlier than the close of business on the 90th day prior to the meeting, and not later than the close of business not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is more than 30 days  before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest the stockholder (or any beneficial owner on whose behalf the proposal is made) has in such business, (b) the name and address of such stockholder (and such beneficial owner), and (c) the class and number of shares of stock held by such stockholder (and such beneficial owner).

The chairperson of the 2008 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Our By-laws also contain a procedure for a stockholder’s nomination of directors from the floor of the 2008 Annual Meeting of Stockholders. Any record owner of common stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting. Written notice must be given to the Secretary of AES at the address set forth above describing the intention to make such a nomination. The notice must be given, with respect to an Annual Meeting, no later than 90 days in advance of such Annual Meeting and with respect to a special meeting, no later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination, and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act; and (iv) the consent of each nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the above described procedures.

AES Code of Business Conduct and Ethics and Corporate Governance Guidelines

A Code of Business Conduct and Ethics (“Ethics Code”) and Corporate Governance Guidelines have been adopted by the Board. The Ethics Code is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES subsidiaries and affiliates. The Ethics Code and the Corporate Governance Guidelines can be located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Ethics Code or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to or waivers from the Ethics Code or the Corporate Governance Guidelines are made, we will disclose such amendments or waivers on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to the registrant failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for Ms. Freeman, who in April 2006 signed the Annual Report on 10K as the Company’s Chief Accounting Officer and therefore became an Affiliate of the Company but at that time did not file a Form 3. Ms. Freeman has subsequently filed a Form 3.

Charitable Contributions

Under NYSE 303A.02 (b) (v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an executive officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for year 2006, 2005 or 2004. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

The Board offers several e-mail addresses as set forth below for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the five standing committees of the Board:

AES Board of Directors: AESDirectors@aes.com

Compensation Committee:
CompCommitteeChair@aes.com

Environment, Safety and Technology Committee:
ESTCommitteeChair@aes.com

Financial Audit Committee:
AuditCommitteeChair@aes.com

Nominating and Corporate Governance Committee:
NomGovCommitteeChair@aes.com

The Corporate Secretary will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, to the functioning of the Board or to the affairs of the Company.

Form 10-K Annual Report

Any Stockholder who desires an additional copy of the Company’s 2006 Annual Report on Form 10-K filed on or about May 23, 2007 with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s web site at http://www.aes.com.

By Order of the Board of Directors,

Brian A. Miller
Executive Vice President, General Counsel and Secretary

DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203):

From Points North — I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

From Points South — I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

From Points West — I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

The AES Corporation
C/O COMPUTERSHARE TRUST COMPANY N.A.
P. O. BOX 43004
PROVIDENCE, RI 02940-3004

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone

1.	Log on to the Internet and go to		1.	Call toll-free
	http://www.investorvote.com			1-800-652-VOTE (8683)

2.	Enter your Voter Control Number listed		2.	Enter your Voter Control Number listed
	above and follow the easy steps outlined			above and follow the easy recorded
	on the secured website.			instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark
votes as in
this example.

This proxy when properly executed will be voted in the manner directed herein.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

The Board of Directors recommends a vote FOR Company Proposals 1 and 2.

					FOR	AGAINST	ABSTAIN
				PROPOSAL 2:	☐	☐	☐
PROPOSAL 1:				Ratification of
Appointment
Election of				of Independent Auditors.
Directors.
(Please see reverse)
					FOR	AGAINST	ABSTAIN

	FOR	WITHHELD
FOR ALL	☐	☐	WITHHELD
NOMINEES			FROM ALL
NOMINEES

☐				Mark box at right if an address change			☐
For all nominees except as written above				or comment has been noted on the
reverse side of this card.

Please sign this proxy exactly as name appears
hereon. When shares are held by joint tenants, both
should sign. When signing as attorney, administrator,
trustee or guardian, please give full title as such.

Signature:		Date:		Signature:	Date:

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your Internet or telephone vote before midnight on June 24, 2007. To access the telephone or Internet voting instruction system, you must use the control number printed in the shaded box on the reverse side.

1.                                       To vote over the telephone: Using a touch-tone telephone, call 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico.

2.                                       To vote over the Internet: Log on to the Internet and go to http://www.investorvote.com

Using the telephone or Internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.

DETACH HERE

PROXY

THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
The AES Corporation for Annual Meeting June 25, 2007.

The Undersigned hereby appoints Richard Darman or Paul T. Hanrahan, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Monday, June 25, 2007 at 4300 Wilson Boulevard, Arlington, VA 22203, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed below (Proposal 1) and the ratification of the appointment of Independent Auditor (Proposal 2) referred to on the reverse side of this card and described in the Proxy Statement.

Election of Directors, Nominees:

(01) Richard Darman, (02) Paul Hanrahan, (03) Kristina M. Johnson,
(04) John A. Koskinen, (05) Philip Lader, (06) John H. McArthur,
(07) Sandra O. Moose, (08) Philip A. Odeen, (09) Charles O. Rossotti, and
(10) Sven Sandstrom

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?